As filed with the Securities and Exchange Commission on June 7, 2002, Commission File No. 333-________

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURIT-E-DOC, INC.
(Name of Small Business Issuer In Its Charter)

Florida	7389	22-3779541
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 North Flagler Drive, #P-400, West Palm Beach Florida 33401 (561) 833-2303
(Address and Telephone Number of Principal Executive Offices)

Robert H. Barron, Chief Executive Officer
Securit-E-Doc, Inc.
515 North Flagler Drive, #P-400, West Palm Beach Florida 33401 (561) 833-2303
(Name, Address and Telephone Number of Agent for Service)

Copy to:
CR Capital Services, Inc.
730 Fifth Avenue, Suite 911
New York, NY 10019

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum Offering price per share [1]	Proposed maximum aggregate Offering [1]	Amount of registration fee [1]
Common Stock, $.0001 par value	________[2]	$___	15,361,330	$3,840
[1] Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 as amended (the "Act").
[2] Includes _____ Shares being offered and sold by the Registrant and ____ Shares to be sold by certain Selling Shareholders. The Registrant will not receive any proceeds from such sales.

The Registrant Hereby Amends This Registration Statement on Such Date or Dates as May be Necessary to Delay its Effective Date Until the Registrant Shall File a Further Amendment which Specifically States that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such Date as the Securities and Exchange Commission, Acting Pursuant to Said Section 8(a), may Determine.

SECURIT-E-DOC, INC.

Cross Reference Sheet Required by Item 501(a) of Regulation S-B

Form SB-2 Item Number and Caption	Caption in Prospectus
1. Forepart of Registration Statement and Outside Front Cover Page of Prospectus	Facing Page of Registration Statement and Cover Page of Prospectus
2. Inside Front and Outside Back Cover Pages of Prospectus	Inside Cover Page of Prospectus and Outside Cover Page of Prospectus
3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Prospectus Summary, Risk Factors
4. Use of Proceeds	Use of Proceeds
5. Determination of Offering Price	Determination of Offering Price
6. Dilution	Dilution
7. Selling Security Holders	Sales by Selling Shareholders
8. Plan of Distribution	Cover Page of Prospectus and Sales by Selling Shareholders
9. Description of Securities to be Registered	Cover Page of Prospectus and Sales by Selling Shareholders
10. Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
11. Material Changes	n/a
12. Incorporation of Certain Information by Reference	Incorporation of Certain, Information by Reference
13. Disclosure of Commission Position on Indemnification or Securities Act Liabilities	Indemnification

You should rely only on the information contained in this registration statement and the prospectus, which is a part of the registration statement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Subject to Completion
Preliminary Prospectus dated June 7, 2002

PROSPECTUS

SECURIT-E-DOC, INC.

____________ Shares of Common Stock

This is Securit-e-Doc, Inc.’s initial public Offering. We expect the public Offering price to be between $___ and $___ per share. _____shares are being offered by the Company and _____ shares by Selling Shareholders. We will not receive any proceeds from the sales by Selling Shareholders.
The Company:		The Offering:

We have completed development and have commenced marketing of our S-DOC™, a secure virtual communication system, powered by our Secure Information Transport Technology ("SITT®"), which is an automated encryption delivery engine. We have a patent pending for SITT®, a customizable, server-generated and delivered encryption and compression process. S-DOC™, powered by SITT® ensures the secure delivery and storage of files and messages via open Networks. Securit-e-Doc, Inc. expects to apply this proprietary technology to all areas where digital information needs to be securely stored, transported, and delivered over the Internet or intranets. S-DOC™ will enable the Company to expand the scope of secure communications and storage of data across multiple commercial and governmental markets.

We are Offering _______ Shares of our common stock, and the Selling Shareholders identified in this prospectus are Offering ______ Shares of our common stock from time to time. We will not receive any of the proceeds from the sale of Shares by Selling Shareholders. There is no underwriter with respect to this Offering. The Offering of Shares on behalf of the Company will be made by the Company’s officers, directors and employees, none of whom will be paid any commissions or other compensation with respect to any such sales. The Company may utilize the services of brokers and dealers registered with the NASD in connection with this Offering and to the extent that brokers and dealers are utilized with respect to such offers and sales of the Company’s Shares, it may be anticipated that the Company will pay a commission of 10% of the gross proceeds on such sales. See "Plan of Distribution" and "Description of Securities" below.

Proposed Symbol: SDOC	Anticipated Closing:_____,2002.
Risk Factor Summary:
There are significant risk factors associated with this Offering by the Company and any investment in the Shares. There are Industry Risks, Company Risks and Investment Risks. Industry Risks include "Highly Competitive and Rapidly Changing Industry", "Market for our Products may not Develop", "Dependency on Proprietary Rights"; Company Risks include "Limited Operating History", "No Revenues", "Only Limited Client Base"; Investment Risks include "No Trading Market for our Shares" and "Significant Control by Management". These securities involve a high degree of risk. See "RISK FACTORS" beginning on page __.

	Per Share	Total
Public Offering price:	$____	$____
Commissions and Discounts	$____	$____
Proceeds to the Company	$____	$____
Proceeds to Selling Shareholders	$____	$____

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. In deciding whether to buy the Shares offered, you should rely only on the information contained in this Prospectus. Securit-e-Doc, Inc. has not authorized anyone to provide you with any information that is different from this information.

PART I

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. PROSPECTUS SUMMARY AND RISK FACTORS

This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes, before making any investment decision. This document may be used only where it is legal to sell the securities offered by this prospectus.

Our Company

Securit-e-Doc, Inc. was organized under the laws of Delaware in 2000 and was reincorporated under the laws of Florida on October 26, 2000. Securit-e-Doc, Inc. is also referred to as "we", "us", "our" or the "Company", as the case may be. Our management team has extensive experience in technology, operations, business development, marketing and finance. We have completed development and have a patent pending for our Secure Information Transport Technology ("SITT®"), which is encryption delivery software. SITT® is an automated, customizable, server-generated and delivered encryption process. This user transparent process has been incorporated into an extensive software application enabling secure virtual communication of files or messages over open networks. We expect to apply our proprietary technologies to all areas where digital information needs to be securely stored, transported, and delivered over the Internet or intranet networks.

Our dynamic file management system incorporates an Internet (Web) client interface, an optional recipient e-mail notification system and encryption technology, which technology we believe is superior to other basic data protection technologies because it is a server-based technology and allows for the immediate secure transport and/or storage of any type of electronic document or file using only a standard client browser program (i.e. Microsoft Internet Explorer or Netscape).

Our S-DOC™ system requires no client side software and allows any authorized user access to files and/or documents from any web browser on any connected network computer. This provides users with secure global access and highly protected point-to-point communications solutions, as well as a secure data store.

Our Market Opportunity

We believe to have successfully created and deployed a cost-effective software solution that enables our S-DOC™ application to be easily integrated into any business information environment or web-based communication networks. Our S-DOC™ solution needs only a network-connected server, with Securit-e-Doc software installed, to securely transport and store digital files or messages and access them over any network. While the majority of businesses today still rely on paper-based delivery of their information, industry analysts believe that the market for secure information delivery and accessibility is poised for tremendous growth within the next five years. Health Information Portability and Accountability Act ("HIPAA") and other government regulations are increasingly requiring on-line security solutions in industries such as Healthcare, Government and Financial Services, which further drives the development of security solutions. The overall market for information security solutions is expected to increase to approximately $20 billion by 2005, according to a research study conducted by International Data Corporation, an independent market research firm.

We believe that our software solutions provides organizations that share or transport their critical information via the Internet or an intranet with the following advantages:

High Security – Powered by SITT®, our software combines simplicity, flexibility, compression and powerful encryption, while endowing customers with ownership, control, and complete audit over their digital information and its access.

Global Accessibility – The server-based SITT® engine within S-DOC™ eliminates the need for client-side software and enables global access via a standard Internet (Web) browser.

Data Transport – The document transport capabilities of our software solution does not have any file size restrictions, such as those imposed by other information delivery systems, i.e. e-mail.

Shared File Storage – A secure, fully encrypted, storage repository managed by our software gives authorized users or business partners remote access to sensitive company information.

Secure Messaging – Our software solution enables instant point-to-point secure messaging between authorized users.

Audit and Tracking System – Our complete audit and tracking system empowers users with the ability to transport a document or send messages while knowing the exact date/time the recipient(s) retrieved the document or message, as well as other transaction detail.

Granular Permission – Our software allows organizations to take control of digital rights in a simple group fashion, with regard to what users on the system are authorized to access and who they are allowed to communicate with.

Simple Deployment – Securit-e-Doc, Inc.’s family of software is server-based. No client-side software needs to be installed or deployed and training for users is minimal based on its easy-to-use interactive web-enabled interface. Most importantly, SITT® requires no management of keys, as all encryption is fully automated and transparent to the user.

Therefore, we believe that our potential customers utilizing our software, and their authorized users, benefit greatly with this highly secure, reliable and cost-effective solution for delivering, sharing and storing digital documents, files and messages.

Our Solution

The key feature that differentiates our security software solution from other competitors is the implementation of our SITT® encryption/compression delivery system. This powerful encryption system eliminates the need to implement a complex PKI ("Public Key Infrastructure") solution to protect data. It eliminates the need for information security dependent on third parties. In addition, it eliminates the need to manage and inventory "private keys". It eliminates the need for VPN’s ("Virtual Private Network") to insure the security of transporting data over an open network. It eliminates the need to install complicated and costly client-side software in order to enable secure communication over the Internet or intranets. In addition, since the entire Securit-e-Doc® security software is fully encrypted (not just the data), it eliminates the total dependency on a Firewall to keep unauthorized users out of a data-store. Even if an unauthorized administrator gained access to a server operating S-DOC™ file system, the entire system remains encrypted and unreadable.

Our Business Strategy

Our goal is to become a leading provider of secure online file delivery and storage software products and technologies to businesses and governments agencies in the United States and subsequently in other countries throughout the world. To achieve our goal, we must implement a strategy as follows:

Build our core business by:
- obtaining sufficient financing to increase our resources to grow the business;
- developing a strong brand and reputation in the markets in which we operate; and
- attracting and retaining clients that are leaders in their respective fields.

Increase and diversify our revenue streams by:
- establishing our products as the leading infrastructure and solution for secure file delivery, and storage and online business communications;
- increasing recurring transaction-based revenue; and
- creating a revenue sharing programs for ASP’s.

Leverage our strategic relationships by:
- developing new strategic partnerships and alliances;
- increasing the number of qualified members on our sales channel and marketing teams;
- developing new products and technologies;
- pursuing licensing agreements with other software manufacturers who specialize in developing secure information management solutions that can benefit from our advanced technologies; and
- entering into joint ventures through newly organized majority-owned subsidiaries for particular markets that may develop for our products.

The Company as of this date has effectuated none of the foregoing strategies, other than the recent organization of Securit-e-Health, Inc., a newly organized Florida corporation, and there can be no assurance that any of the foregoing strategies will be successfully effectuated in the near future or at all. Reference is made to "Certain Relationships and Related Transactions below.

The successful implementation of the foregoing strategies are subject to a number of risks. There are Industry Risks, Company Risks and Investment Risks. Industry Risks include "Highly Competitive and Rapidly Changing Industry", "Market for our Products may not Develop", "Dependency on Proprietary Rights"; Company Risks include "Limited Operating History", "No Revenues", "Only Limited Client Base"; Investment Risks include "No Trading Market for our Shares" and "Significant Control by Management". Potential investors should carefully read the disclosure under "Risk Factors" below.

The Offering
Common stock outstanding prior to Offering	35,864,667 Shares (1)(2)
Common stock offered by the Company:	_________ Shares
Common stock offered by Selling Shareholders:	_________ Shares
Shares outstanding after the Offering:	_________ Shares
Use of proceeds:	Working capital and other general corporate purposes. We will not receive any proceeds from the sale of the Shares of common stock being offered by Selling Shareholders.
Risk factors:	See "Risk Factors" and other information included in this prospectus for a discussion before deciding to invest in our Shares.
Proposed symbol	"SDOC"
Dividend policy	We intend to retain all future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future.
1. The number of Shares that will be outstanding after the Offering does not include 857,850 Shares of common stock issuable upon exercise of options with an average exercise price per share of 75% discount to the market price of our common stock at the day of exercise and 1,208,542 Shares of common stock issuable upon exercises of warrants with an average exercise price of 75% discount to the market price of our common stock at the day of exercise. At the date of this prospectus, the Company does not have an underwriter and the number of Shares to be outstanding does not assume that this Offering shall involve any underwriters' over-allotment option. If the Company engages an underwriter in connection with this Offering, and the Offering provides for an over-allotment option, which is exercised in whole or in part, we will issue and sell additional Shares.
2. Reference is made "Description of Securities" below.

Information in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Summary Financial Information

	Period ended March 31, 2002 (Unaudited)	Year ended December 31, 2001	For the Period from Inception March 9, 2000 to December 31, 2000
Statement of Operations Data:
Revenues	$-	$-	$-
Loss from operations	(1,352,838)	(2,971,400)	(4,156,669)
Net loss attributable to common stockholders	(1,358,815)	(3,020,752)	(4,204,772)
Basic and diluted net loss per share	(0.04)	(0.10)	(0.14)
Shares used in computing basic and diluted net loss per share	35,089,799	30,226,427	29,351,514
Pro forma basic and diluted net loss per share (unaudited)	(0.04)	(0.10)
Shares used in computing pro forma basic and diluted net loss per share (unaudited)	36,089,799	30,226,427

	As of March 31, 2001 (Unaudited)
	Actual	Pro Forma As Adjusted (unaudited)
Balance Sheet Data:
Cash and cash equivalents	$240,251	$-
Working capital	(652,285)
Total assets	909,229
Long-term debt	-
Total stockholders’ equity (deficit)	10,407
Pro forma basic and diluted net loss per share (unaudited)	(0.04)
Shares used in computing pro forma basic and diluted net loss per share (unaudited)	35,089,799

For an explanation of the determination of the number of Shares used in computing per share data refer to Note B of the Notes to Financial Statements. The as adjusted amounts above give effect to the sale of the _____ Shares offered hereby at an assumed public Offering price of $____ per Share (less commissions and estimated Offering expenses). Further information can also be found in "Use of Proceeds" below.

Additional Information

We have undertaken in connection with this registration statement to file annual, quarterly and period reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our SEC file number is 333-____________.

Following the effective date of this registration statement on Form SB-2, the rules and regulations of the SEC will allow us to "incorporate by reference" information into any amendment to this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference shall be considered to be part of this prospectus. Information that we later file with the SEC will automatically update this prospectus. We incorporate by reference any future filings made with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the Offering:

All reports and documents filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Robert H. Barron
Chief Executive Officer, President and Chairman
515 North Flagler Drive, P#400
West Palm Beach, Florida 33401
Telephone (561) 833-2303

RISK FACTORS

This Offering pursuant to the prospectus involves a high degree of risk and investors who can afford to lose their entire investment should make any investment in the Shares offered hereby. Each investor should carefully consider the risks and uncertainties discussed below and information in this prospectus before deciding to confirm their investment in the Company's securities. The following does not purport to be exclusive or to summarize all risks that may be associated with purchasing or owning the Company's securities. Each investor is advised and expected to conduct its own investigation into the Company and to arrive at an independent evaluation of an investment in the Shares. This prospectus is provided for assistance only and should be read in its entirety. This prospectus is not intended to be, and must not be taken as, a recommendation to purchase any Shares or as the basis for an investment.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains "forward looking statements." The words "plans," "will," "believes," "proposed," "estimates," "anticipates," "expects" and similar expressions are intended to identify such forward-looking statements. These statements concern expectations, beliefs, future plans and strategies, anticipated events or trends and similar matters related to the Company concerning matters that are not historical facts. Specifically, this prospectus contains forward-looking statements regarding, among other things:

- the Company's proposed strategy and plan of operations;
- future regulatory matters affecting the Company;
- the Company's potential products;
- the Company's potential clients;
- future developments in the Company’s industry;
- plans of the Company to implement its strategy; and
- estimates of the amounts needed by the Company to implement its strategy and plan of operations.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and causing assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited, the risk factors described below.

INDUSTRY RISK

The Markets We Address Are Highly Competitive and Rapidly Changing; We May Not Be Able to Compete Successfully.

The "content assurance" market for secure online file delivery and storage software is new, rapidly evolving and highly competitive, and is characterized by various products and solutions that compete with our products. These include products offered by Tumbleweed Communications Corp., Blue Tie, Inc., Certified Mail.com, Inc. and Wellance Ltd. We anticipate competition in the future from other companies as well in this market as our industry continues to grow.

The level of competition is likely to increase as current competitors improve their Offerings and as new participants enter the market. Almost all of our current and potential competitors have longer operating histories, larger client bases, greater brand recognition and significantly greater financial, marketing and other resources than us and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of our competitors may be able to enter into these strategic or commercial relationships on more favorable terms than those available to the Company. Additionally, these competitors have research and development capabilities that may allow them to develop new or improved products that may compete with product lines we market and distribute. New technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may limit our ability to have operating margins and may cause the Company to lose any market share and brand recognition we may achieve.

We may not be able to compete successfully against current and future competitors, and the competitive pressures we face could harm our business and prospects. Securit-e-Doc® is an alternative to traditional mail and courier delivery services, such as those offered by Federal Express, UPS or the U.S. Postal Service, and to general-purpose e-mail applications and services. As such, we also compete with these options. Our direct competition comes from secure online communication service providers of various sizes, some of which have products that compete directly with our products. Examples of secure online communication service providers include: DigiSafe Pte, Ltd., Valicert, Inc., Critical Path, Inc., CSI Srl. and ZixIt Corporation. In addition, companies with which we do not presently directly compete may become competitors in the future, either through the expansion of our products or through their product development in the area of secure online communication services. These companies could include America Online, Inc./Netscape Communications Corporation, International Business Machines Corporation/Lotus Development Corporation, Microsoft Corporation and VeriSign, Inc. Our inability to compete successfully against current and future competitors, and competitive pressures faced by us could materially and adversely affect our business, prospects, financial condition and results of operations.

The Markets for Secure Online File Delivery and Storage Products Generally, and for Our Products Specifically, Are New and May Not Develop.

The market for secure online delivery and storage products such as ours is new and evolving rapidly. If such market fails to develop and grow, or if our products do not gain broad market acceptance, our business, financial condition and operating results will be materially and adversely affected. In particular, our success will depend upon the adoption and use by all of our potential clients and their end-users of secure online file delivery and storage products. Our success will also depend upon acceptance of our technology as a standard for providing these products, as to which there can be no assurance. The adoption and use of our products will involve changes in the manner in which businesses have traditionally exchanged information. In addition, sales and marketing of our products is to a large extent under the control of our clients. In some cases, our clients may have little experience with products and technology like those offered by us. Our ability to influence usage of our products by certified Internet service provider and enterprise clients and end-users is limited. It is difficult to assess, or to predict with any assurance, the present and future size of the potential market, if any, for our products, or its growth rate, if any. Moreover, we cannot predict whether our products will achieve any market acceptance. Our ability to achieve our goals also depends upon rapid market acceptance of future enhancements of our products. Any enhancement that is not favorably received by any of our clients and end-users may not be profitable and, furthermore, could damage our reputation or brand.

Governmental Regulations May Affect Our Business; We May be Required to Adjust Our Business Model

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, our business will be dependent on the Internet. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, Internet transaction taxation, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. For example, the Federal Communications Commission ("FCC") could determine through one of its ongoing proceedings that the Internet is subject to regulation. Among other possible courses of action, the FCC may determine that ISP’s are subject to certain access charges or fees for carrying Internet traffic over the public switched telephone network. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a material adverse effect on our business, financial condition and results of operations.

Permits or licenses may be required from federal, state, local or foreign governmental authorities to operate or to sell some products for use on the Internet. We may not be able to obtain these permits or licenses. We may be required to comply with future national and/or international legislation and statutes regarding conducting commerce or data transport on the Internet in all or specific countries throughout the world. It may not be possible to comply with this legislation or these statutes on a basis that would allow us to conduct our operations in a commercially reasonable manner, if at all. See the Risk Factor "Securit-e-Doc® Software May Be Subject to Import and Export Controls, and We May Be Unable to Obtain Necessary Approvals" below.

Securit-e-Doc® Software May Be Subject to Import and Export Controls; We May Be Unable to Obtain Necessary Approvals.

We may in the future market our software products as well as future products outside of the United States. The U.S. and various foreign governments generally restrict exports of software products utilizing encryption technology. All cryptographic products require export licenses from certain U.S. government agencies. We are currently not exporting. In the event that we decide to export our products to foreign countries, we may be required to apply for the necessary license exceptions or other approvals with the Bureau of Export Administration of the United States Department of Commerce. However, we may not be able to obtain necessary approval for the export of future products. The inability to obtain required approvals under these regulations could limit our ability to make international sales. Furthermore, competitors may also seek to obtain approvals to export products that could increase the amount of competition we face. Additionally, countries outside of the U.S. could impose regulatory restrictions impairing our ability to import our products into those countries.

Costs of Communicating via the Internet Could Increase if Access Fees Are Imposed.

Certain local telephone carriers have asserted that the increasing popularity and use of the Internet has burdened the existing telecommunications infrastructure, and that many areas with high Internet use have begun to experience interruptions in telephone service. These carriers have petitioned the FCC to impose access fees on ISP’s and online service providers. If these access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the increasing use of the Internet. This could in turn decrease demand for our products or increase the costs of doing business.

We May Have Liability for Internet Content.

We do not and cannot screen any of the files transmitted by users of security software, however, as a provider of Internet-based communication products, we may face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials transmitted online. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could be costly and could require us to implement measures to reduce exposure to this liability. This may require us to expend substantial resources or to discontinue selected product Offerings. Liability insurance may not cover claims of these types, or may not be adequate to indemnify against all liability that may be imposed. We currently do not have insurance coverage for this type of liability.

Furthermore, certain foreign governments have enforced laws and regulations related to content distributed over the Internet that may be stricter than those currently in place in the U.S. Other countries regulate or prohibit the transport of telephonic data in their territories. Failure to comply with regulations in a particular jurisdiction could result in fines or criminal penalties or the termination of service in one or more jurisdictions. Moreover, the increased attention focused on liability issues as a result of lawsuits and legislative proposals could impact the growth of Internet use. Liability insurance may not cover claims of these types, or may not be adequate to indemnify against all liability that may be imposed.

Proprietary Rights.

We rely and will rely on a combination of laws applicable to copyright, trademark and trade secrets and software security measures and contractual restrictions to establish and protect our technology and proprietary information. Utility patents have been filed with the United States Patent and Trademark Office with respect to the SITT® technology and the Securit-e-Doc® System; however, currently we do not have any issued patents and, therefore, our proprietary software technology is not patent protected at this time. Our only protection, if any, would be under common law trade secret and copyright laws. In addition, trademarks have been registered with the United States Patent and Trademark Office for the Securit-e-Doc® and SITT® marks. In addition, S-DOC™ has been filed with the United States Patent and Trademark Office. There can be no assurance that any steps taken by us will be adequate to prevent misappropriation of our technology or other proprietary rights, or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, there can be no assurance that licenses for any intellectual property that might be required in connection with the development of our products would be available on acceptable terms if at all. Although we do not believe that the use of technology in our business infringes on the rights of any third parties, and to date, no third party has asserted any infringement or other such claims against us, there can be no assurance that third parties will not assert such claims against us in the future or that any such claims, if made, will not be successful. We are aware that patents have been recently granted to others based on fundamental technologies in the software encryption area, and patents may be issued which relate to fundamental technologies incorporated in our products. Because patent applications in the United States filed before November 29, 2000 are not publicly disclosed until the relevant patent is issued, or if filed after November 29, 2000, are not publicly disclosed until 18 months after such filing, applications may have been filed which, if issued as patents, could relate to our products. We could incur substantial costs and diversion of resources in defending or pursuing any claims relating to proprietary rights, which would materially and adversely affect our business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to sell our products in the United States. Such a judgment could materially and adversely affect our business, financial condition and results of operations.

Federal and State Securities Agencies May Request Supplemental Information or Revision to this Prospectus.

This prospectus is a preliminary prospectus and the registration statement of which this prospectus is a part has not been declared effective by the SEC nor has any state securities agency or authority passed upon the disclosure contained herein. Securities regulations under certain state Blue Sky laws may require that the Company submit for the review of the corresponding state securities governing body in certain jurisdictions where some of the shareholders are resident, all materials and information to be provided to potential investors under an Offering before initiating the Offering. This prefiling requirement may result in the Company receiving comments from such federal or state agencies and therefore cause the Company to supplement or amend the disclosure contained in this prospectus. To the extent these materials are supplemented or amended, such supplement and/or amendment may only be made available to those investors residing in those states where such modifications are required.

COMPANY RISK

We Only Have a Limited Operating History Which Limits Your Basis for Evaluating Us.

We were incorporated under the laws of Delaware on March 9, 2000, and were reincorporated in the State of Florida on October 26, 2000. Other than our development of our proprietary security software product, we have only been involved in pre-marketing activities related to the development of our software and pursuit of our business plan. Accordingly, we have only a limited operating history for you to evaluate our business. You must consider the risks, expenses and uncertainties that an early development stage company like ours faces in the rapidly evolving web based software and Internet industries. In order to address these risks successfully, we must:

- attract a large group of users of Securit-e-Doc®
- develop effective strategic relationships;
- respond effectively to competitive pressures;
- develop and upgrade our technology; and
- attract, retain and motivate qualified personnel.

There can be no assurance that the Company will be able to successfully address such risks, and the failure to do so could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

We Have Never Had Revenues; We Expect Our Net Losses to Continue.

We have generated no revenues from any source to date and, as of March 31, 2002, have incurred accumulated losses of $5,563,587 since inception on March 9, 2000. We intend to allocate significant financial and management resources on our continued product development, sales and marketing, development strategic relationships, technology and operating infrastructure. As a result, we expect to incur additional losses and continued negative cash flow from operations for the foreseeable future. Our success will depend in large part upon our ability to generate sufficient revenues to achieve profitability and to effectively develop a revenue generating client base and strategic partners. If we do not succeed, we may not achieve or maintain profitability on a timely basis or at all. If we do not generate revenues or if our revenues grow more slowly than we anticipate or if our operating expenses increase more than we expect, then our business, prospects, financial condition and results of operations will be materially and adversely affected. To date, we have relied upon funds generated from the sale of our Shares and loans from related parties to fund our business operations. See "Recent Sales of Unregistered Securities" and "Certain Relationships and Related Transactions" below. The opinion of the certified public accountant accompanying the audited financial statements attached hereto is a "qualified" opinion, which indicates that the Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern.

Recoverability of Assets and Going Concern

As set forth in Note T to the Notes to Financial Statements for our year ended December 31, 2001, the financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The financial statements for such period show that the current liabilities exceed current assets by approximately $1.9 million at December 31, 2001 and that the Company has incurred net operating losses since inception. It has not established revenues sufficient to cover operating costs and to allow it to continue as a going concern.

Limited Number of Clients Will Initially Account for a High Percentage of Our Anticipated Revenue; Failure to Maintain and Expand These Relationships Could Adversely Affect Our Business.

We currently have a limited number of clients, and have not generated revenues from these clients. There can be no assurance that we will obtain any additional clients in the near future or otherwise. To the extent that we obtain additional clients, we believe that at least initially a limited number of clients will account for a high percentage of any revenues that we generate, of which there can be no assurance. Further, any future loss of one or more of our clients and/or the failure to attract new clients on a timely basis, or a reduction in usage and any future revenue associated with existing or proposed clients may materially and adversely affect our business, financial condition and results of operations.

We May Have Difficulty Managing Our Expanding Operations.

For our business to become profitable, we would need to undertake rapid growth, which will be dependent upon the successful completion of this Offering and/or receipt of other sources of financing. This would place a significant strain on our managerial, operational and financial resources. To accommodate this growth, we must implement new or upgraded operating and financial systems, procedures and controls throughout our business. We may not succeed with these efforts. Our failure to expand and integrate these areas in an efficient manner could materially and adversely affect our business, financial condition and results of operations. Moreover, our systems, procedures and controls may not be adequate to support our future operations and our management may not be able to achieve the rapid execution necessary to fully exploit any market opportunity that exist for our products and services.

Our Future Success Is Dependent on Hiring Qualified Management, Marketing and Technical Personnel.

We currently have 24 full-time employees including our management. Because of the specialized technical nature of our industry, we are highly dependent upon our ability to attract and retain qualified management, marketing and technical personnel. In order to develop our operations, we estimate that we will need to hire during the next twelve months 25 additional employees principally for management, financial, marketing and technical services. There is intense competition for qualified personnel in our industry. We will need to recruit, train and retain employees, particularly employees with technical, financial and sales and marketing backgrounds, client services, human resources and communications. We may not be able to attract and thereafter retain the staff we need., and there is no assurance that we will be able to hire required qualified individuals, the failure of which could materially and adversely affect our business, financial condition and results of operations. The loss of services of any individuals who are employed by us during our development stage to provide services to the Company could have a material adverse effect on our business, prospects, financial condition and results of operations. Other than with Mr. Barron, we currently have no written employment agreements with our other officers or employees. See the discussion under "Directors, Executive Officers, Promoters and Control Persons" below. In an effort to attract new employees and officers and to retain and motivate our existing employees and officers, some persons were issued restricted Shares that are not registered under the Act in exchange for services. The Company may, in the future, offer such individuals stock options, warrants or other securities of the Company with exercise or purchase prices lower than the Offering price of our Shares provided in this prospectus. This may result in a compensation expense reportable in our Statements of Operations.

Our Proposed Expansion into International Markets May Be Difficult or Unprofitable.

A component of our long-term strategy is to expand into international markets, and if we hope to be successful in such international expansion, of which there can be no assurance, we will likely be required to devote substantial resources to our international operations. In this regard, we may encounter difficulties such as:

- unexpected changes in regulatory requirements and trade barriers applicable to the Internet applications, our proprietary software or our industry in general;
- lack of personnel experienced in international operations;
- challenges in staffing and managing foreign operations, including employment laws and practices as we expand into continental Europe and elsewhere;
- fluctuations in business activity and economic downturns in Europe and Asia;
- longer payment cycles and problems in collecting accounts receivable;
- problems associated with the conversion of various European currencies into a single currency, the European Currency Unit or "Euro";
- legal challenges or regulatory requirements related to the export or import of encryption technologies;
- differing technology standards; and
- reduced protection for intellectual property rights in certain countries in which we operate or plan to operate.

In addition, any expansion we undertake into international markets will increasingly subject us to fluctuations in currency exchange rates. In the future, some of our contracts may be denominated in currencies other than U.S. dollars. Any of the foregoing difficulties of conducting business internationally could delay or otherwise adversely affect our future international operations and therefore may have an impact on our overall business, financial condition and results of operations.

If We Are Unable to Develop Brand Recognition, Client Demand for Our Products Will Be Limited.

We are highly dependent on establishing and maintaining our brand. Any event or circumstance that negatively impacts our brand could have a direct and material adverse effect on our business, results of operations and financial condition. As competitive pressures in the software and Internet industries increase, we believe that brand strength will become increasingly important. The reputation of the Securit-e-Doc® and SITT® brands will depend on our ability to provide a high-quality experience for our clients or end-users. No assurance can be given that we will be successful in delivering this experience and if clients are not satisfied with the quality of their experience with Securit-e-Doc®, their negative experiences might result in publicity that could damage our reputation. To date, the Company has not undertaken any significant activity to develop its brand and the Company does not currently have the resources to do so. If we expend additional resources to build the Securit-e-Doc® brand and do not generate a corresponding increase in revenues as a result of our branding efforts, if we fail to obtain additional financing to effectively promote our brand, or if we otherwise fail to promote our brand successfully, our competitive position would suffer resulting in a materially adverse effect on our business, operating results and financial condition.

We Will Depend on Strategic Third-Party Relationships.

One of our goals is to establish relationships with value-added resellers (VAR) or solution providers, health/medical institutions, financial institutions, law firms, accounting firms, and application service providers. Our success will depend to a significant extent on our ability to effectuate relationships. To date, we have only entered into ten agreements with a VAR and our efforts to obtain additional VAR and other third-party agreements may not be successful. Also, because most of these agreements with third parties would not be exclusive, our competitors may seek to use the same parties as we do and attempt to adversely impact our relationships with our partners. Accordingly, we may not be able to obtain or maintain these relationships or replace them on financially attractive terms if any relationships we obtain terminate. If the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their product or services to a competitor, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our Certified Internet Service Provider Clients May Compete with Us or Fail to Promote Our Product.

We anticipate that any certified Internet service provider clients, which would use our products for the communication of third-party documents and data, would be a significant source of any revenue we may achieve. If these clients do not effectively promote the use of Securit-e-Doc® and SITT® to their end-users, the adoption of our products and the recognition of associated revenue could be limited. If our contracts with our certified Internet service provider clients are non-exclusive, these clients could elect to offer competing secure online file delivery and storage products and services to their clients through our existing or future competitors.

If We Do Not Secure Key Relationships with Enterprise Clients, Our Access to Broader Markets Will Be Limited.

We anticipate that any enterprise/corporate client that uses our products to manage document transport and delivery within their business also may also become a significant source of our future revenues. A key aspect of our strategy is to access target markets prior to adoption of alternative online distribution solutions by the larger participants in these markets. The failure to secure key relationships with new enterprise clients in targeted markets could limit or effectively preclude our entry into these target markets, which would materially and adversely affect our business, financial condition and results of operations.

If We Do Not Provide Adequate Support Services to Our Clients We May Have Difficulties Retaining Clients.

We plan to assist all of our clients in implementing our products through software installation, integration with existing client systems, contract engineering, consulting and training. If we do not adequately assess client requirements and/or address their technical problems, clients may seek to discontinue their relationships with us due to dissatisfaction with our product and/or our client support. Our products must be integrated with our clients’ existing hardware and complex software products or that of other third parties, and our clients may not have significant experience with the implementation of products similar to ours. In addition, the provision of contract engineering and integration services is an important aspect of our strategy to strengthen client loyalty to our product and company. Therefore, our business and future prospects significantly depend on the strength of our client service capabilities. However, due to our limited resources, there can be no assurance that we will be able to provide the level of support that any clients we obtain deem necessary to effectively service their needs. If we were unable to provide the necessary support services to our clients, our business, financial condition and results of operations would be materially and adversely affected.

Our Software Products Utilize the Internet and If Internet Usage Does Not Increase, Our Product Sales May Suffer.

If the Internet and other products and services necessary for the utilization of our products are not sufficiently developed, fewer clients and end-users will be inclined to use our products. In particular, the success of our products will depend on the development and maintenance of adequate Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and other features demanded by users. Moreover, our success will also depend on the timely development of complementary products or services such as high-speed modems for providing reliable Internet access and services, of which there can be no assurance. Because the online exchange of information is new and evolving, the Internet may not prove to be a viable platform for secure online file delivery and storage products in the long term. The Internet has experienced, and is expected to continue to experience, significant growth in the numbers of users and volume of traffic. As the Internet continues to experience increased numbers of users and frequency of usage, or if Internet users require increasingly more bandwidth and speed, the present Internet infrastructure may not be able to support the demands placed on it. As a result, the performance or reliability of the Internet and related applications such as our secure online file delivery and storage products may be adversely affected. This, in turn, could decrease the level of Internet usage and also the level of utilization of our products.

Potential Liabilities Resulting From Software Failure.

Many business and individuals who use the Internet demand privacy and confidentiality with respect to the storing, processing and transmission of information, particularly if they pay for security products such as our secure online file delivery and storage products. A security breach of Securit-e-Doc® or associated hardware that supports Securit-e-Doc® that might jeopardize the confidentiality of information, would in all likelihood damage our reputation and therefore expose us to potential litigation and liability, which would materially and adversely affect our business, financial condition and results of operations.

Product Performance Problems, System Failures and Internet Problems Could Severely Damage Our Business.

The ability of our clients to use Securit-e-Doc™ software depends on stable product performance, and the efficient and uninterrupted operation of the computer and communications hardware as well as the software and Internet network systems that they maintain. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and the Internet could face similar outages and delays in the future. Although our ability to manage the effects of system failures which occur in computer hardware, software and network systems is limited, the occurrences of these failures could materially and adversely affect our reputation, business, financial condition and operations.

If Securit-e-Doc® Software Contains Errors, We May Lose Clients or Experience Reduced Market Acceptance of Our Products.

Securit-e-Doc® proprietary software is inherently complex and may contain defects and errors that are detected only when it is in use by any clients we obtain. In addition, some of our clients may require enhanced customization of Securit-e-Doc® for their specific needs, and these modifications may increase the likelihood of undetected defects or errors. Further, if we render implementation, consulting and other technical services, the performance of which typically involves working with sophisticated software, computing and networking systems, we could fail to meet client expectations as a result of any defects or errors. As a result, we may lose clients, clients may fail to implement our products more broadly within their organization and we may experience reduced market acceptance of our products. Securit-e-Doc® software has been designed to facilitate the secure transmission of sensitive business information to specified parties both inside and outside the business over the Internet or an intranet. As a result, the reputation of Securit-e-Doc® for providing good security is vital to the acceptance by clients of our products. Problems caused by product defects or security breaches could result in loss of or delay in revenue, loss of market share, failure to achieve market acceptance, diversion of research and development resources, harm to our reputation, or increased insurance, service and warranty costs. To address these problems, if and when they occur, we would need to expend significant capital resources, which may not then be available.

INVESTMENT RISK

Investors’ Equity Interest Will Be Substantially Diluted by Additional Issuances of Shares of Common Stock.

Each investor who purchases Shares pursuant to this prospectus will likely experience substantial future dilution of their equity interest in the Company, because we reasonably expect to issue additional Shares of our common stock (and possibly other classes of our securities) in connection with future financing, as well as from the exercise of options that have been or may be granted by us and as compensation to our officers and directors, among other dilutive events. Because there are no preemptive rights or anti-dilution privileges associated with the Shares being offered hereby, you will not have any rights to purchase our common stock in connection with future issuances of common stock by us or otherwise. As a result, in the absence of such rights and privileges, your percentage interest in the equity of the Company will decrease as other Shares of the Company's common stock are issued. Furthermore, we may issue additional Shares of common stock in the future (including Shares issued for services) for consideration at a price per share less than the Offering price per share paid in this Offering.

Management has Broad Discretion over the Use of the Proceeds of this Offering.

The net proceeds to be received by us in connection with this Offering, as set forth under "Use of Proceeds" below, are allocated certain specific purposes, including expansion of business operations, sales and marketing, research and development, fund operating losses and general working capital, Offering expenses and commissions and expense allowance, if any, that may be associated with this Offering. While we believe that the net Offering proceeds will be sufficient to meet our financing requirements for the next twelve (12) months, investors will be entrusting your funds to our management, upon whose judgment you must depend. Future events may require a reallocation of the net proceeds of the Offering, which will be based upon the business judgment of management. The failure of management to apply such funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations.

The Company Has Not and Does Not Anticipate Paying Dividends.

The Company has not paid dividends on the common stock since our incorporation and we do not anticipate paying any dividends on the common stock in the foreseeable future, if at all. We intend to retain any earnings we receive to finance the expansion of our business, to repay outstanding and future indebtedness and to use for general corporate purposes. Further under the Florida Statutes, there is a limitation on the payment of dividends as follows:

607.06401 Distributions to shareholders.
(1) A board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and the limitations in subsection (3).
(2) If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's Shares), it is the date the board of directors authorizes the distribution.
(3) No distribution may be made if, after giving it effect:
(a) The corporation would not be able to pay its debts as they become due in the usual course of business; or
(b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
(4) The board of directors may base a determination that a distribution is not prohibited under subsection (3) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.
(5) If the articles of incorporation of a corporation engaged in the business of exploiting natural resources or other wasting assets so provide, distributions may be paid in cash out of depletion or similar reserves; and each such distribution shall be identified as a distribution based upon such reserves, and the amount per share paid on the basis of such reserves shall be disclosed to the shareholders concurrent with their receipt of the distribution.
(6) Except as provided in subsection (8), the effect of a distribution under subsection (3) is measured:
(a) In the case of distribution by purchase, redemption, or other acquisition of the corporation's Shares, as of the earlier of:
1. The date money or other property is transferred or debt incurred by the corporation, or
2. The date the shareholder ceases to be a shareholder with respect to the acquired Shares;
(b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;
(c) In all other cases, as of:
1. The date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or
2. The date the payment is made if it occurs more than 120 days after the date of authorization.
(7) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.
(8) Indebtedness of a corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (3) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

There Is No Market for the Shares Offered pursuant to Prospectus.

There is no trading market that exists for the Company’s Shares being offered pursuant to this registration statement under the Act. In the event that a trading market commences with respect to our Shares, there can be no assurance that an active trading market can be sustained in the future. Further, there can be no assurance as to whether the Company’s Shares or other securities shall be traded on any exchange or quotation system. Further, an investment in the Shares offered hereunder is an illiquid investment and no assurance can be given as to the ability of the holders of such Shares to dispose or otherwise liquidate their position in the Company. See the discussion under the Risk Factor "Limitations on Trading Penny Stock".

Additional Shares may be Offered Pursuant to Rule 144.

There are presently 24,390,860 Shares of the Company’s common stock that are deemed "restricted Shares" under the Act. The public sale of restricted Shares, absent registration of such Shares under the Act, may only be made in compliance with Rule 144, promulgated under the Act provided that: (i) the Company is a reporting company by the filing of a registration statement on Form 10 or 10-SB, which becomes effective under the Exchange Act; (ii) the Company is current under its Exchange Act reporting obligations, which includes the filing of an annual report, quarterly reports and other periodic reports under the Exchange Act, of which no assurance can be given.. In general, a "person" as defined under Rule 144 who has satisfied a one-year holding period, which holding period commences on the date the Company sells the restricted Shares, may, under certain circumstances, sell within any three-month period a number of restricted Shares which does not exceed the greater of one percent (1%) of the Company’s then issued and outstanding Shares or the average weekly trading volume in the Company’s Shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares by a person who is not an affiliate of the Company and who has satisfied a two-year holding period without regard to any volume limitations or other requirements pursuant to Rule 144(k). As of the date of this prospectus, a total of 4,790,009 Shares have been held by non-affiliates for in excess of the two-year holding period and 24,390,860 Shares have been held by affiliates and non-affiliates for in excess of the one-year period provided in Rule 144.

Limitations on Trading Penny Stock

In the event that a public market develops for our Shares, such Shares may be classified as penny stock depending upon their market price and the manner in which they are traded. While we do not anticipate that our Offering price of the Shares will be less than $5.00 (see the discussion under the subcaption "Listing or Quotation" under Description of Securities below), the SEC has adopted Rule 15g-9 under the Exchange Act, which establishes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, whose securities are admitted for quotation but do not trade on the NASDAQ Small Cap Market or an a national securities exchange. For any transaction involving a penny stock, unless exempt, the Rules require the delivery of a document to investors and purchasers stating the risks associated with such securities, special suitability inquiry, regular reporting and other requirements under the Exchange Act. Current quotations of the price of penny stocks are often not available and Investors are often unable to readily liquidate and trade such securities defined as penny stocks. Thus, an Investor may risk the loss of his/her entire investment in the penny stock and consequently Investors should consider the risks associated with any purchase of penny stocks.

The Offering Price of the Shares Was Arbitrarily Determined.

The Offering price per share was arbitrarily determined by our management and consultants, was not the result of any arms-length negotiation between the Company and any investment banking firm and does not bear any relationship to the assets, book value, results of operations, net worth, or other evaluation criteria applicable to the Company and should not be considered an indication of our actual value or the future price of our Shares. Shares of our common stock were sold prior to this Offering at a price significantly less than the price per share in this Offering and may in the future be offered and sold or issued for services at a price per Share less than price per Share herein.

Our Chief Executive Officer and Chairman of the Board, Whose Interests May Differ from Other Shareholders, has the Ability to Exercise Significant Control over Us.

Mr. Barron, our Chairman of the Board, President and Chief Executive Officer, currently owns approximately 57% of all of the issued and outstanding Shares of common stock of the Company. See the disclosure under "Security Ownership of Certain Beneficial Owners and Management" below. In the event that all of the Shares subject to this Offering are sold Mr. Barron will own 55% of all of the issued and outstanding Shares. Accordingly, Mr. Barron will be effectively able to control all matters requiring approval by our shareholders, including the election of all directors and the approval of significant corporate transactions, including a change of control of our Company. In addition, Mr. Barron is the sole executive officer and director of our newly organized a subsidiary, Securit-e-Health, Inc., a Florida corporation, that was formed for the purpose of marketing our products to the healthcare industry. The interests of Mr. Barron may differ from the interests of our other shareholders. See the disclosure under "Certain Relationships and Related Transactions" below.

Our Articles of Incorporation Contain Provisions That Could Discourage or Prevent an Acquisition of the Company.

Our articles of incorporation may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for Shares. In particular, our articles of incorporation allow our board of directors to issue 25 million shares of preferred stock without further shareholder approval. See "Description of Securities" below. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred stock, if authorized and issued with voting rights, also could effectively limit the voting power of the holders of our common stock. Accordingly, the provisions of our articles of incorporation may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

ITEM 4. USE OF PROCEEDS.

We estimate that the gross proceeds to the Company from our sale of _____ Shares at the assumed public Offering price of $___ per share, will be approximately $__________ before deducting Offering expenses, including legal, accounting, printing and related expenses of approximately $_______. In the event that we utilize NASD registered brokers and dealers for the sale of the entire _____ Shares being offered by the Company, we may be expected to pay commissions of up to 10% and non-accountable expense allowances of approximately 3% of the gross proceeds of the Offering. We estimate that the net proceeds to the Company will be approximately $___________ if we utilize broker-dealers for the entire Offering of ____ Shares by the Company. We will not receive any of the proceeds from the sale of _____ Shares being offered by the Selling Shareholders in this prospectus. For the purposes of the table below, we have assumed net proceeds to the Company of $_________, based upon the assumption that we utilize broker-dealers. If we receive all or a portion of the proceeds from the exercise of options, such proceeds will be added to our working capital for general corporate purposes, or we may allocate such proceeds to one or more of the other uses set forth below. We intend to use the net proceeds of this Offering as follows:

Use of Proceeds	Amount ($)	Percentage (%)
Funds for expansion of operations;
Sales and marketing expenses;
Research and development;
Funds for working capital;
General corporate purposes
Offering expenses
Commissions and expense allowance
Total net proceeds		100.00%

The actual amount for net proceeds we spend on particular use will depend on many factors including:

  our future revenue growth;
  additional financing resources;
  our future capital expenditures; and
  the amount of cash generated by or used in our operations.

Pending use of the net proceeds, we intend to invest these proceeds in short-term, investment grade and interest-bearing securities. Based upon our current plans, we believe that the net proceeds from this Offering, together with the interest thereon, together with our anticipated revenues from operations, will satisfy our capital requirements for at least twelve months from the completion of this Offering.

ITEM 5. DETERMINATION OF OFFERING PRICE.

There is no public trading market for our Shares of common stock being offered hereby. The Company arbitrarily determined the $____ per Share Offering price and there is no relationship between the price of our Shares and any standard or accepted method of valuation. The price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the Offering price were:

  Our future prospects and estimates of our business potential
  Our start-up expenses
  Our limited financial resources
  The amount of equity desired to be retained by present shareholders
  The amount of dilution to the public, and
  The general condition of the securities markets

We are registering _________ Shares for sale by the Company and _____ Shares for sale by Selling Shareholders.

This Offering is also for the purpose of allowing Selling Shareholders to sell Shares. We will not receive any money from the Selling Shareholders when they sell their Shares but as noted above we will receive funds from any exercise of the options. The Selling Shareholders may elect to sell some or all of their Shares when they choose, in the near future or at a later date, at the price at which they choose to sell. The Selling Shareholders will determine the price at which they sell their Shares based upon the market price of our Shares, as may exist from time to time.

There can be no assurance that a public market for any of our securities will develop and continue to develop or that the securities will ever trade at a price at or higher than the Offering price in this Offering.

ITEM 6. DILUTION.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering price per Share and the pro forma as adjusted net tangible book value per Share after this Offering. Our pro forma net tangible book value as of March 31, 2002 was $(469,801), or $(0.013) per share. The pro forma net tangible book value per Share represents the amount of our pro forma total tangible assets less pro forma total liabilities, divided by the pro forma number of Shares outstanding. Dilution in pro forma net tangible book value per Share represents the difference between the amount per share paid by purchasers of Shares in this Offering and the pro forma net tangible book value per share immediately after the completion of this Offering. After giving effect to the sale of the ______ Shares in this Offering at an assumed public Offering price of $____ per share, less commissions and estimated Offering expenses, our pro forma as adjusted net tangible book value as of March 31, 2002 would have been $_____ or approximately $_____ per Share. This represents an immediate increase in net tangible book value of $_____ per Share to existing shareholders and an immediate dilution in net tangible book value of $____per Share to new investors, or approximately ___% of the initial public Offering price of $____ per Share. The following table illustrates this per share dilution:

Assumed public Offering price per share			$	____
Pro forma net tangible book value per share as of March 31, 2002		$(0.013)
Increase attributable to sale of common stock in this Offering.	$	_____
Pro forma net tangible book value per share after this Offering.			$	____
Dilution of net tangible book value per share to new investors.			$	____

The Offering related to the sale of Shares by Selling Shareholders will not result in any dilution to the net tangible book value per Share of the common stock of the Company before and after the sales. Prospective investors should be aware, however, that the market price of Shares being sold might not bear any rational relationship to net tangible book value per share.

The following table shows, on a pro forma basis as of March 31, 2002 and after giving effect to this Offering, the differences between the existing holders of common stock and the new investors with respect to the number of Shares of common stock purchased from us, the total consideration paid to us and the average price per Share paid (based on an assumed initial public Offering price of $______ per Share, before deducting the estimated commissions and estimated Offering expenses):

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing shareholders	35,089,799	___%		$5,573,994	____%		$0.16
New investors	_______	___%	$	______	____%	$
Total		100.00%			100.00%

The discussion and table above is based on actual Shares outstanding on March 31, 2002, after giving effect to a one for three reverse share recapitalization on June 1, 2002. The foregoing discussion assumes no exercise of any warrants or stock options outstanding as of March 31, 2002, as of which date the Company had granted warrants to purchase 1,208,542 common stock, exercisable at a price equal to an average __________ and 858,958 options at a 75% discount to the market price of our common stock at the date of exercise of the option. To the extent any of the outstanding warrants are exercised, there will be further dilution to investors. See Note M to the Notes to the Financial Statements.

ITEM 7. SELLING SHAREHOLDERS.

The following table lists (a) the name of the Selling Shareholders (b) the number of Shares beneficially owned by each Selling Shareholder prior to the Offering (c) the number of Shares being offered under this prospectus by such Selling Shareholders; and (d) the number of Shares beneficially owned by each Selling Shareholder after the completion of the Offering. The table assumes that the Selling Shareholders will sell all Shares they are Offering under this prospectus, and that the Selling Shareholders will not acquire additional Shares prior to completion of this Offering. The Shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such Shares for resale from time to time. See "Plan of Distribution".

Name of Selling Shareholders [1]	Number of Shares Owned [2]	Shares to Be Offered	Shares to Be Owned After Offering	Percentage to Be Owned After Offering [3] [4]
Robert & Maryann Stickler	8,334	4,167	4,167	-
Robert Caruso	33,334	16,667	16,667	-
Kenji Higuchi	50,000	25,000	25,000	-
Kevin Landers	3,334	1,667	1,667	-
Tammy Anderson	25,000	12,500	12,500	-
Ronald Wynn	20,833	10,416	10,417	-
Mitchell & Kimberly Frank	166,667	83,333	83,334	-
Todd A Morici	166,667	83,333	83,334	-
Robert Templeton	33,334	16,667	16,667	-
William Krause	13,334	6,667	6,667	-
Alan G. Katz	25,834	12,917	12,917	-
Barry G. Saretsky	13,334	6,667	6,667	-
Salvatore & Marjorie C. Arena	26,667	13,333	13,334	-
Donald & Maureen Singer	16,667	8,333	8,334	-
Owen Mark Sanderson	16,667	8,333	8,334	-
David & Fran Diseroad	50,000	25,000	25,000	-
William & Donna Buzard	33,334	16,667	16,667	-
Jody Tulotta	14,718	7,359	7,359	-
John T. Dean	66,250	33,125	33,125	-
Richard A. Guarino MD	9,167	4,583	4,584	-
Tom F. Staudinger	4,500	2,250	2,250	-
John & lldiko Staudinger	21,933	10,966	10,967	-
John Staudinger	8,334	4,167	4,167	-
Susan T. Rupert	4,167	2,083	2,084	-
Noah Tenenbaum	8,334	4,167	4,167	-
Barry & Carol Sziklay	12,500	6,250	6,250	-
Joshua M. Palmet	5,000	2,500	2,500	-
Dean Whetherell	8,334	4,167	4,167	-
Joel Glass	4,167	2,083	2,083	-
Stuart A. Jamieson	16,667	8,333	8,333	-
Michael E. Friedman	4,167	2,083	2,083	-
David & Joan Dubov	6,667	3,333	3,334	-
470 Prospect Ave. Investment	16,667	8,333	8,334	-
Val Fiorita	6,667	3,333	3,334	-
Charles Morin	66,667	33,333	33,334	-
Jerome S. & Christopher Morici	3,334	1,667	1,667	-
Jerome S. & Christian Morici	1,667	833	834	-
Thaddeus L. Gliwa	12,500	6,250	6,250	-
Joseph C. Duwan	33,334	16,667	16,667	-
Nick Tselepis	13,334	6,667	6,667	-
John J. Jenkins	6,667	3,333	3,334	-
Jerald M. Berkowitz	4,167	2,083	2,084	-
Steven Berkowitz	4,167	2,083	2,084	-
Barbara Berkowitz	4,167	2,083	2,084	-
Edmund M. Berkowitz	8,334	4,167	4,167	-
Kathryn Gilbert	10,000	5,000	5,000	-
Bruce Ravdin	10,000	5,000	5,000	-
Michael & Mary Cleary	16,667	8,333	8,334	-
Lisa Kriwinsky	20,000	10,000	10,000	-
J. Joseph Grandmaison	33,334	16,667	16,667	-
Michael E. Friedman	4,167	2,083	2,084	-
Louis B. Bertoni	43,334	21,667	21,667	-
Ian Creighton	6,667	3,333	3,334	-
Robert M. Richter	10,000	5,000	5,000	-
Joseph & Cathy Fragola	16,667	8,333	8,334	-
Robert Naletko	3,334	1,667	1,667	-
Anthony L. Taglieri	4,000	2,000	2,000	-
Dominick & Gloria Chirichillo	20,000	10,000	10,000	-
Robert W. Taylor	3,334	1,667	1,667	-
Kathryn C. Vecellio	16,667	8,333	8,334	-
Leo A. Vecellio Jr	16,667	8,333	8,334	-
Jerome S. Morici	20,000	10,000	10,000	-
Stone Industries Pension Plan	277,778	138,889	138,889	-
Total	1,612,533	806,253	806,280
[1] Except as set forth herein, all securities are directly owned and the person named holds the sole investment and voting power. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the date of this prospectus.
[2] Does not include warrants and Shares underlying options granted under stock option agreements.
[3] Based upon 35,089,799 Shares issued and outstanding at the date of this prospectus. Each beneficial owner's percentage is determined by assuming that all such exercisable warrants or Options that are held by such person (but not those held by any other person) have been exercised.
[4] The percentage of the total issued and outstanding Shares to be owned by Selling Shareholders after the offering is less than 1%.

ITEM 8. PLAN OF DISTRIBUTION

Selling Shareholders

The Selling Shareholders have advised us that they intend to sell all or a portion of their Shares offered by this prospectus from time to time. These sales may be made pursuant to the prospectus delivery requirements as follows:

- on the over-the-counter market;
- to purchasers directly;
- in ordinary brokerage transactions in which the broker solicits purchasers;
- through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the Shares for whom they may act as agent;
- through the pledge of Shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Shares or other interests in the Shares;
- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
- through block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;
- in any combination of one or more of these methods; or
- in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Act. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by a Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above. Any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under that Rule rather than pursuant to this Prospectus. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Shares. We will pay substantially all expenses incident to this Offering of Shares by the Selling Shareholders, other than the Selling Shareholders’ brokerage and selling fees. The Selling Shareholders will also pay all applicable stock transfer taxes, transfer fees and brokerage commissions or other discounts. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act. In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain

(1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller;
(2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller; and
(3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any Shares from or through such a broker-dealer.

Plan of Distribution of Securities to be Registered

We will sell a maximum of _______ Shares on behalf of the Company to the public on a "best efforts" basis. There is no minimum purchase required of an investor. There can be no assurance that any of these Shares will be sold. This is not an underwritten Offering. The gross proceeds to us will be $_________ if all ______ Shares being offered by the Company are sold. No commissions or other fees will be paid, directly or indirectly, to any of our officers, directors or employees in connection with solicitation of sales of the Shares. However, in the event that we utilize the services of a broker-dealer in connection with the solicitation of sales of the Shares offered by us, it may be expected that we will pay a commission of up to 10% on such sales. We may also incur a non-accountable expense allowance of up to 3%, which will also be paid to the broker-dealer. We will not receive any proceeds from any sale of Shares by the Selling Shareholders.

Conduct of the Offering

Our CEO and President, Robert H. Barron, and our Executive Vice President of Operations, Walter Brannock, with the assistance of our other officers and directors as well as key employees, shall distribute prospectuses related to the Offering. We estimate that they will jointly distribute approximately 500 or more prospectuses, to business associates, friends, existing shareholders and persons that are referred to us and who may have expressed indications of interest in the Company and this Offering. The Company may use a preliminary prospectus, which prospectus is not an offer to sell our Shares and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Our securities may not be sold until our registration statement filed with the SEC is declared effective. This Offering will close not later than 180 days after the Commission declares the registration statement effective.

While Mr. Barron and Mr. Brannock, both executive officers and directors, shall conduct the Offering of the Shares on our behalf and are considered "associated persons" as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be brokers or dealers. As of the date of the prospectuses, we have not retained any underwriting firm or broker-dealer to sell the Shares. In the event we retain an underwriter or broker-dealer who may be deemed an underwriter, we will file an amendment to the registration statement with the SEC.

Method of Subscribing

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a subscription agreement that will contain, among other provisions, representations as to the investor's ability to evaluate and bear the risks of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement is accepted by us, such subscriber will be a shareholder in the Company.

Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Subscribers must pay $____ per share in cash, wire transfer, or by check, bank draft or postal express money order payable in U.S. dollars to "Securit-e-Doc, Inc". We may reject any subscriber's subscription in whole or in part, for any reason. Subscriptions will be rejected for failure to conform to the requirements of the prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, or such other reasons that we determine to be in our best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the U.S. mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

ITEM 9. LEGAL PROCEEDINGS

From time to time, we may be involved in litigation that arises in the normal course of our business operations. We are presently not a party to any litigation that could have a material adverse impact on our operations. We have determined not to proceed and have cancelled an agreement for a proposed equity line with a third party. The agreement had contemplated that the Company grant warrants to purchase 500,000 Shares in the event of cancellation. The warrant exercise price was $3.00 per Share. The Company does not believe that it has any obligation to issue or grant the third party any warrants or options, and believes that the third party neither performed nor could have performed its obligations under the initial agreement. However, in the event that we had to grant warrants or options under the cancelled agreement, we do not believe that we would be materially adversely affected. In addition, we had a dispute with two former employees regarding claims for salary and their entitlement to 375,000 Shares, after adjustment for the one for three reverse share split, that had been issued to these persons. The Company believes that the 375,000 Shares previously issued are subject to cancellation because of the actions of the former employees both during and after the termination of their employment. The value of the Shares previously issued to the former employees was less than $3,500, based upon determination of the board of directors at the date of the issuance. The employees recently dismissed their claims against the Company without prejudice. We further believe that we have meritorious defenses and have our own claims against the former employees for breach of contract, violation of their non-competition/non-circumvention agreement, among other claims, both state and federal. We believe that we would not be materially adversely affected by the outcome of any possible proceeding with its former employees.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The current management of the Company consists of the following executive officers, directors and key employees:

Name	Age	Title
Robert H. Barron	44	Chairman, President and Chief Executive Officer
Walter Brannock	41	Executive Vice President of Operations and Director
Helen M. Barron	56	Executive Vice President and Director
Steven O’Leavy	40	Vice President, Global Channels and Alliances
Dean W. Turpin	55	Executive Vice President of Finance and Director
Brent Ravdin	41	Chief Technical Officer
David A. Kleiman	35	Chief Security Officer
Jerald Berkowitz	45	Director of Marketing
Karl Schleelein	26	Director of Technical Support
Anthony J. Catanese	59	Director
Susan J. Stone	58	Director
Stephan G. Sullivan	52	Director

Each of our directors currently holds office until his or her successor is elected and qualified. At present, our bylaws provide for not less than one director with the exact members of directors to be determined from time to time by the board of directors or the shareholders. Currently, we have seven directors. Our bylaws permit our board of directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is selected and qualified. Officers serve at the discretion of our board of directors, except that Mr. Barron has rights under his employment agreement with the Company as described below.

Brief biographies of our executive officers, directors and key personnel are as follows:

Robert H. Barron, Chairman, President and Chief Executive Officer: Robert H. Barron has spent 26 years in the development and implementation of computer systems and software technology for specific industries to help spur economic growth and technological advancement. Mr. Barron founded and successfully developed Desktop Output & Copy Center into a state-of-the-art digital printing solution company, combining digital laser media reproduction with cross-platform software integration and direct Internet access. Mr. Barron, a resident of Florida , was born in New Jersey in 1957, where he completed his studies at Rutgers University in Computer Science and Accounting. Specializing in computer system design and application software development, he created systems for numerous industries including Media Management, Credit Union/Banking, International Air Freight, Hotel Management, Manufacturing and Retail Operations. Mr. Barron has not held any position with any other public company.

Walter Brannock, Executive Vice President of Operations and Director: Walter Brannock has been with Securit-e-Doc, Inc. since its inception in 2000. He has over 20 years of experience in business strategy, operations and finance. Mr. Brannock is responsible for our operations and the long-term operating strategy. For 10 years Mr. Brannock was a top producing loan officer, generating sales involving $50,000,000 in real estate transactions annually for several companies, including CFI Mortgage Corp., a NASDAQ listed Mortgage Banker. During Mr. Brannock’s tenure at CFI Mortgage Corp., from March 1995 until August 1998, CFI successfully completed its initial public offering. Mr. Brannock has studied at the University of Maryland and Florida Atlantic University with a diverse educational background that includes genetics, finance and international studies. Mr. Brannock has not held any position with any other public company.

Helen M. Barron, Executive Vice President and Director: Helen Barron was active in the organization of SDOC and has a significant background in marketing and public relations. Helen Barron served as a licensed real estate and mortgage broker for over 22 years and owned and operated several real estate companies in New York City. She has placed hundreds of millions of dollars in commercial loans in her career. She has also been a benefactor and has been involved in various charity activities. Her charitable work with The Arthritis Foundation brought her acclaim for her activities on behalf of the New York Tri-State telethon. Mrs. Barron has a B.A. in Marketing and Public Relations. Since moving to Florida, she has been associated with the Palm Beach County Chamber of Commerce as one of its Ambassadors. She is a former President of the Florida Motion Picture Television Association and founding member of The Florida Motion Picture and TV Underwriter's Society. Helen Barron is the wife of Robert H. Barron. Mrs. Barron has not held any position with any other public company.

Steven O’Leary, Vice President, Global Channels and Alliances: Steven O’Leary is responsible for both international and domestic reseller sales channel programs for us, including partner selection, training and sales management. Mr. O’Leary’s responsibilities include the licensing our products, as well as licensing Securit-e-Doc® and SITT® through strategic alliances with other service providers and product development companies. Mr. O’Leary has over 12 years of solution sales, combining software, hardware, and business applications and consulting services and works with international reseller programs for a number of his employers. He was most recently director of international sales and business development for WIZNET, from December of 2002 until March of 2002, a leader in content services. Previously he was director of international sales for Lancast, from 1999 to 2000 a manufacturer of fiber optic networking hardware. His international channel development experience includes heading international channels and alliances for CyberTrust, a GTE Company, from 1998 to 1999, where he developed alliances to sell and integrate PKI and Secure-Extranet technology. Prior to his position at CyberTrust, he was international managing director for Keyfile, from 1991 to 1998, a document management/workflow/E-Commerce software developer, where he advanced from customer services manager to director of professional services during his 8 years there. Mr. O’Leary also held hardware and software engineering positions after completing many professional courses in his areas of expertise. Mr. O’Leary has not held any position with any other public company.

Dean W. Turpin, Executive Vice President of Finance and Director: Dean Turpin's extensive business experience includes consulting for industries that include Primary and Regional Brokers/Dealers, International Banking Conglomerates, Fortune 500 Corporations and Registered Investment Advisors. His area of specialization is in foreign exchange market making, management and derivative product sales, as well as in marketing. Mr. Turpin specialized in the integration of products with the cash distribution of corporate, mortgage-backed, and private placement securities. Mr. Turpin also developed state of the art technology platforms to evaluate investment portfolios based on quantitative and qualitative factors. Dean graduated from Georgia State University with a BBS majoring in Finance. Mr. Turpin has not held any position with any other public company.

Brent Ravdin, Chief Technical Officer: Prior to joining the Company in December 2001, Mr. Ravdin spent over 6 years as Chief Technology Officer for a national healthcare application service provider or ASP where he successfully designed a scaleable, high-performance e-healthcare related ASP portal. Brent Ravdin has more than twenty years of customer-focused enterprise management and information technology management, specifically in designing and implementing secure enterprise wide area networks and information technology solutions. Mr. Ravdin’s employment experience includes involvement in a multi-million dollar national rollout project overseeing multiple east-to-west coast data center migrations and serving as a manager in the deployment of a wide area communication network. As a contractor for NASA from 1989 to 1995. Brent worked on leading-edge CAD-CAM network designs and acted as systems security advisor. Mr. Ravdin has not held any position with any other public company.

David Kleiman, Chief Security Officer: Prior to joining the Company in March, 2001, Mr. Kleiman was vice president of technical operations with Intelliswitch Inc./Citywalk.net, from February 2000 to March 2001, supervising the development and maintenance of VOIP networks over satellite and long-haul backbones. This experience includes integration of a proprietary VOIP systems with Dialogic, CISCO and other telecommunication systems. Mr. Kleiman has more than 12 years of professional experience in information systems management. Mr. Kleiman specializes in VPNs and firewalls, having written several secure installation procedures and configuration guides. Since joining the Company, he has developed a Windows NT/W2000 security lockdown tool that we believe surpasses both National Security Agency and NIST guidelines. A former security analyst with the Palm Beach County Sheriff's Office, from June 1994 to December 1997, Mr. Kleiman continues to own and operate an outside network consulting company specializing in designing perimeter security and network security architectures. Mr. Kleiman is a Microsoft Certified System Engineer and a Cisco Certified Network Associate. He was educated at the Palm Beach Community College and Emery Ridell University, where he majored in Computer Science. Mr. Kleiman has not held any position with any other public company.

Jerald Berkowitz, Director of Marketing: Mr. Berkowitz joined us in February 2002. Prior to joining the Company, he was Director of Strategy and Branding for RCI, a human resource solutions company, from September 1996 until February 2002 and was director of marketing at Video Jukebox Network, a public company, from August 1994 until August 1996. From May 1993 until October 1994, Mr. Berkowitz was vice president, sales and marketing for Parham-Santana, the brand and creative firm in New York City. Jerald Berkowitz has been engaged in the business of brand and product development for more than fifteen years. His achievements include developing the brand identity for The V Foundation for Cancer Research and winning Billboard Magazine’s prestigious Billie Award for Best Cable Trade Advertisement for The BOX. Mr. Berkowitz will utilize his experience in branding and marketing to our products, and will help develop and drive our brands, products and services throughout the world. Mr. Berkowitz has not held any position with any other public company.

Karl Schleelein, Director of Technical Support: Mr. Schleelein joined us in November 2001. He is responsible for the development of our support program for both our SP/VAR’s and end users. From January 2001 until October 2001 supervised for Southwestern Bell the installation of two $28 million super-pop locations and 30 $3 million collocation sites, as well as the fiber connectivity. Mr. Schleelein was a director of network operations for Intelliswitch Inc. from July 2000 until December 2000 and was senior system engineer for Voiceware Systems from February 1998 until December 1999. Mr. Schleelein is a certified network administrator and has a strong background in telecommunications, including installation, wiring and administration of both local area networks and wide area networks. Mr. Schleelein participated in Microsoft’s developer and beta testing program (MSDN program).

Dr. Anthony James Catanese, Director since May 2000. Dr. Anthony James Catanese is the President of Florida Atlantic University, located in Palm Beach, FL. The university serves 23,000 regular students, and is a comprehensive research institution with emphasis in architecture, business, engineering science, teacher education and public and urban affairs. Dr. Catanese has served in business and civic organizations including: a Presidential appointment by Jimmy Carter to the National Urban Policy Task Force; the Boards of Directors of the Governor's Commission for Sustainable Florida; AvMed (South Florida); Seaside Institute; Orange Bowl Committee; Wachovia Florida; and the Florida Association of Colleges and Universities. In addition, Dr. Catanese is currently a Professor of Finance and Real Estate in the College of Business and has authored thirteen books. Dr. Catanese received his Ph.D. from the University of Wisconsin-Madison in Planning and Land Economics, a Master's Degree in Planning and Public Administration from New York University, and a Bachelor's Degree in Planning and Civil Engineering from Rutgers University.

Susan Stone, Director since June 2000. Susan Stone joined our board of directors after 35 years of international business experience. Mrs. Stone is currently the chief executive officer of D. Stone Inc., a multi-million dollar import company with 10 offices, 30 factories and 2000 employees worldwide. Its customers include Fortune 500 companies and many national retail chains. During Mrs. Stone’s career, she led trade missions to negotiate terms of trade between U.S.-based companies and governments in Hong Kong, Taiwan, Korea and the Philippines. Mrs. Stone was appointed by the president of K-Mart to act as liaison between foreign suppliers and company buyers across all product lines. Upon moving to Florida in 1998, Mrs. Stone was a partner in several successful development projects including the Admiral's Cove, in cooperation with The Frankel Organization in Jupiter, Florida, and The Estates of Sims Creek, also in Jupiter, which she developed with her husband.

Steven Sullivan. Director since December 2001. Steven Sullivan has over 34 years of experience in information systems, system design, development, programming, sales, finance, marketing and product management. His last 26 years have been targeted in healthcare information systems and services. Mr. Sullivan has a commanding knowledge of the healthcare IS market, and an innate ability to "sense" the market's dynamic demands for computer applications that serve the industry. Mr. Sullivan founded Administrative Information Systems Corporation, which was sold in 1991 and was a leading provider of software system solutions and services to healthcare providers for over 26 years. He was also CEO of PSI Communications and spent several years providing a full range of professional and operational consulting services focusing on the medical, pharmaceutical and telecommunications industries. Mr. Sullivan was also the founder and currently is president of AdvantEdge Healthcare Solutions and Performance Systems, Inc., which provides practical software solutions in the healthcare market.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

At June 1, 2002, there were 35,089,799 Shares issued and outstanding. As of June 1, 2002, the security ownership of the following persons and entities, who were either executive officers, directors of the Company or were known to the Company to own more than five percent (5%) of the Company's outstanding voting securities was as follows:

Title of Class (1)	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (a)
Common Stock	Robert H. Barron (b) 515 North Flagler, P#400 West Palm Beach, FL 33401	20,062,500	57.17%
Common Stock	Walter Brannock (c) 515 North Flagler, P#400 West Palm Beach, FL 33401	619,500	1.76%
Common Stock	Dean W. Turpin (d) 515 North Flagler, P#400 West Palm Beach, FL 33401	416,667	1.19%
Common Stock	Helen M. Barron (e) 515 North Flagler, P#400 West Palm Beach, FL 33401	250,000	0.71%
Common Stock	Stephen Sullivan (f) 515 North Flagler, P#400 West Palm Beach, FL 33401	333,334	0.95%
Common Stock	Anthony J. Catanese (g) 515 North Flagler, P#400 West Palm Beach, FL 33401	41,667	0.12%
Common Stock	Susan J. Stone (h) 515 North Flagler, P#400 West Palm Beach, FL 33401	1,833,334	5.22%
Common Stock	All officers and directors as a group (7 persons)	23,557,002	67.13%
(a) Based upon 35,089,799 Shares issued and outstanding as of June 1, 2002, which reflects the one for three-share recapitalization.
(b) Mr. Barron is the Company's President, CEO and Chairman.
(c) Mr. Brannock is an Executive Vice President and Director of the Company. He owns 203,000 Shares jointly with his wife and has a beneficial interest in 50% of the 833,000 Shares owned of record by Chandler Marie LLC.
(d) Mr. Turpin is an Executive Vice President and a Director of the Company.
(e) Mrs. Barron is an Officer and Director of the Company and is the wife of Robert H. Barron.
(f) Mr. Sullivan is a Director of the Company. He received the Shares by gift from Mr. Barron.
(g) Dr. Anthony J. Catanese is a Director of the Company.
(h) Mrs. Stone is a Director of the Company and owns beneficially 1,833,334 Shares. Her husband, Dan Stone, is the beneficial owner of 1,833,334 Shares and Mrs. Stone disclaims beneficial ownership of the Shares owned by her husband. An additional 277,778 Shares are beneficially owned by a pension fund administered by Mrs. Stone. Mr. Stone is the sole beneficiary of the pension fund. Mrs. Stone disclaims beneficial ownership of the Shares owned by the pension fund. A total of 50% of the 277,778 Shares owned by the pension fund are being registered for sale in this registration statement.

ITEM 12. DESCRIPTION OF SECURITIES.

The following summary description of the securities is not complete and is qualified in its entirety by reference to our restated and amended articles of incorporation and bylaws.

The authorized capital stock of the Company consists of 100,000,000 Shares of common stock, par value $.0001 per share, of which 35,089,799 Shares are issued and outstanding as of June 1, 2002. The Company is also authorized to issue 25,000,000 Shares of preferred stock, par value $.0001 per share, none of which are issued and outstanding. The following statements relating to the capital stock set forth the material terms of our authorized securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to our Articles of Incorporation, as amended and to our By-laws, which are filed as exhibits to this registration statement. On December 4, 2001 the holders of the previously authorized 2,611,670 shares of non-voting Class B common stock were converted into an equal number of Shares of Class A common stock. All references to Shares hereunder refer to our Shares of Class A voting common stock.

Common Stock

The Articles of Amendment to the Articles of Incorporation authorizes 100,000,000 Shares of common stock, par value $.0001. The holders of our Shares are entitled to one vote for each share on all matters to be voted on by the shareholders. There are no cumulative voting rights with respect to our Shares. Our shareholders are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, our shareholders are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding Shares are fully paid and non-assessable. Our shareholders have no preemptive rights to purchase any additional Shares. There are no conversion or redemption rights or sinking fund provisions with respect to our Shares.

Undesignated Preferred Stock

The Articles of Amendment to the Articles of Incorporation authorizes 25,000,000 Shares of preferred stock, par value $.0001 (the "Preferred Stock") and vest in the Company’s board of directors the authority to establish one or more series of Preferred Stock by the designations, preferences, limitations and relative rights, including voting rights, of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation. In order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation.

The Board of Directors is authorized, without further action by our shareholders, to provide for the issuance of Preferred Stock and any Preferred Stock so issued would have priority over the Shares of common stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

Registration Rights

The Company is registering for sale pursuant to this registration statement 536,133 Shares under the Act so that those Shares may be publicly resold by Selling Shareholders. If we use an underwriter for this Offering, the underwriter may have the right to limit the number of Shares to be included in the registration statement by Selling Shareholders or to place other restrictions on the rights of Selling Shareholders, including the timing of any sales under the registration statement. In addition, an underwriter may demand, as a condition to participation in any underwriting of this Offering, the right to exclude certain Shares held by certain Selling Shareholders with registration rights.

Expenses of registration. We will pay all expenses relating to any demand or piggyback registration. However, Selling Shareholders we will be required to pay for any commissions associated with their sale of any Shares being offered hereby.

Expiration of registration rights. The registration rights described above will expire one year after this Offering is completed. The registration rights will terminate if a Selling Shareholder can resell all of their Shares pursuant to Rule 144 of the Act or have available the right under Rule 144(k) of the Act to have the legend removed with respect to such Shares.

Certain Charter and By-law Provisions

Certain provisions of our articles of incorporation, as amended and our bylaws could make our acquisition more difficult by means of a tender offer, a proxy contest or otherwise and could also make the removal of incumbent officers and directors more difficult. Our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our Shares. In particular, our articles of incorporation, as amended, allow our board of directors to issue Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of Preferred Stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, the provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

Shareholder Meetings

Under our amended and restated articles of incorporation and bylaws, our board of directors or holders of 10% or more of our Shares may call special meetings of shareholders. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's board of directors. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the near future.

Transfer Agent

Our transfer agent for our Shares of common stock is Florida Atlantic Stock Transfer Co., 7130 Nob Hill Road, Tamarac, FL 33321.

Listing or Quotation

Following this registration statement being declared effective by the SEC, we plan to become subject to quotation on the OTC:BB under the symbol "SDOC". If we successfully complete the Offering, we believe that we will qualify for listing on the NASDAQ and the American Stock Exchange. The following are the listing requirements that we believe we will satisfy upon the successful completion of the Offering one or more of the following:

Listing Requirements	NASDAQ-National Market	NASDAQ Small Cap	AMEX
Entry Fee	$125,000	$47,500	$55,000
Annual Fee	$29,820	$8,000	$22,500
Stockholders’ Equity	$30,000,000	$5,000,000	$4,000,000
Shares in Public Float	1,100,000 shares	1,000,000	1,000,000
Operating History	2 years	1 year	2 years
Market Value of Public Float	$18,000,000	$5,000,000	$15,000,000
Minimum Bid Price	$5.00	$4.00	$3.00
Round Lot Holders	400	300	400
Market Makers	3	3	1 specialist
Corporate Governance	Yes	Yes	Yes

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

Experts

Wieseneck, Andres & Company, P.A., our independent auditors, have audited the consolidated financial statements in this registration statement for the years ended December 31, 2001 and 2000. Our independent auditors, Wieseneck, Andres & Company, P.A., have no interest including securities, options, warrants or rights received or to be received.

Counsel

Our attorney, Thomas J. Craft, Jr., P.A., West Palm Beach, FL, will pass upon the validity of the issuance of the Shares of common stock offered hereby and certain other legal matters. Thomas J. Craft, Jr. is shareholder of the Company and is a principal of CR Capital Services Inc., a corporate securities consultant to the Company. Mr. Craft is the owner of 166,667 restricted Shares and was granted options to purchase 40,000 restricted Shares per year for the next three years. The options expire five years from March 19, 2002. The options to purchase initial 40,000 Shares have vested and are exercisable at a price equal to a 75% discount from the average closing bid price of the Shares during the five day period prior to date of exercise. The options to purchase 40,000 Shares that vest on January 2, 2003 and 2004, respectively, are exercisable at a 25% discount from the closing bid price of the Shares on January 2, 2003 and 2004, respectively.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

The articles of incorporation, as amended, provide as follows with respect to indemnification:

To the maximum extent permitted by the Florida Business Corporation Act, the Corporation shall:

(a) indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

(c) Expenses incurred by an officer or director in defending a civil or criminal preceding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation.

(d) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement vote of shareholders or disinterested directors, or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.

Reference is made to the disclosure set forth in Item 19, "Certain Relationships and Related Transactions", below.

ITEM 16. DESCRIPTION OF BUSINESS.

Security Software Market in Overview

The worldwide Security Software market was estimated at $4.0 billion in 1999 with an expected value of $11.3 billion in 2003, a compound aggregate growth rate of 23%.

Data Source: International Data Corporation

The Security Software market is composed of four major sectors: antivirus, firewalls, encryption, and security authentication/authorization/administration. As depicted below, our product is positioned in the encryption and authentication/ authorization/ administration sectors of the Security Software Market. The security authentication/authorization/administration sector also often referred to as the 3A’s, encompasses a variety of applications including Public Key Infrastructure, single sign-on, and application service provider models. These market segments are expected to grow from $2.2 billion in 1999 to $7.4 billion in 2004 at a compound annual growth rate of 27.5%. The security authentication/authorization/administration sector dominates in both growth and size, according to a research report from International Data Corporation.

Data Source: International Data Corporation

We do not directly compete in the market of anti-virus and firewall software. The antivirus market features software designed to prevent and cure attacks from viruses and other code and is dominated by vendors such as Network Associates, Symantec, Datawatch, and Intel. Firewall software provides security by preventing unwanted user access and includes vendors such as Cisco, Computer Associates, Microsoft, and AXENT Technologies. Combined, these markets are estimated at $1.7 billion in 1999 with an expected 2004 value of over $3.8 billion, a compound aggregate growth rate of 17%.

Key Trends in Security Software

In the next five years, networks are expected to migrate from private to public infrastructures such as the Internet. This development is expected to increase the demand for security products that ensure the validity and integrity of data. Industry analysts have projected that end-to-end solutions will become the standard. Smaller providers of security software are expected to leverage their core technological capabilities and existing distribution channels while partnering with other leading as well as newly developing security software companies to compete in the industry. Based upon current trends, we anticipate that the security software market will require solutions that can manage the growing real-time nature of e-Business security. We believe that it will be necessary for security software vendors to maintain a high level of resources and a complex combination of technical integration and services to deploy and customize solutions.

Within the security software market, entry into the anti-virus and firewall markets is considered difficult, given the high barriers of development costs and intense competition. Entry into content management and collaborative applications, however, is considered by our management to be a viable proposition given our highly advanced encryption components and methodologies. Our management expects to utilize and leverage our highly advanced encryption components and methodologies for secure electronic data delivery and storage, regardless of the function being provided. We may extend our secure information delivery platform into functions such as e-commerce, database access, chat, and content delivery, which markets we may determine to enter through OEM partnerships and joint venture development of solutions with other premier vendors.

Business Objective

We believe to have successfully created and installed a cost-effective software solution that enables our S-DOC™ software to be easily integrated into any business information environment or web-based communication networks. Our S-DOC™ solution needs only a network-connected server to securely transport and store digital files or messages and access them over an open network. While the majority of businesses today still rely on paper-based delivery of their information, industry analysts including the Gartner Group believe that the market for secure information delivery and accessibility is poised for tremendous growth within the next five years. Health Information Portability and Accountability Act and other government regulations are increasingly requiring demanding on-line security solutions in industries such as Healthcare, Government and Financial Services, which further drives the development of security solutions. International Data Corporation, an independent market research firm, estimates that the market for information security solutions is expected to increase to approximately $20 billion by 2005. We have recently organized a subsidiary, Securit-e-Health, Inc., for the purpose of pursuing our opportunities to market our software to the healthcare industry. Reference is made to the discussion under "Certain Relationships and Related Transactions" below. Our business plan includes entering into joint ventures with strategic partners through the formation of wholly-owned or majority-owned subsidiaries in order to exploit new markets for our products as these markets develop.

We believe that our software solution enables organizations that share or transport their critical information via the Internet or an Intranet to benefit from the following advantages:

High Security– Powered by SITT® our software combines simplicity, flexibility, compression and powerful encryption, while endowing customers with ownership, control, and complete audit over their digital information and its access.

Global Accessibility – The server-based S-DOC™ system eliminates the need for client-side software and enables global access via a standard Internet (Web) browser.

Data Transport – The document transport capabilities of our software solution does not have any file size restrictions, such as those imposed by other information delivery systems like e-mail.

Shared File Storage – A secure, fully encrypted, storage repository managed by our software gives authorized users or business partners’ remote access to sensitive company information.

Secure Messaging – Our software solution enables instant point-to-point secure messaging between authorized users.

Audit and Tracking System – Our complete audit and tracking system empowers users with the ability to transport a document or send messages while knowing the exact date/time the recipient(s) retrieved the document or message, as well as other transaction detail.

Granular Permission – Our software allows organizations to take control of digital rights in a simple group fashion. Individual users are granted authorization according to a desired company hierarchy.

Simple Deployment – Securit-e-Doc, Inc.’s family of software is server-based. No client-side software needs to be installed or deployed and training for users is minimal based on its easy-to-use interactive web-enabled interface. Most importantly, SITT® requires no management of encryption keys and it is fully automated and transparent to the user.

Therefore, we believe that utilizing our software, our potential customers and their authorized users benefit greatly with this highly secure, reliable and cost-effective solution for delivering, sharing and storing digital documents, files and messages.

Business Strategy

Our goal is to become a leading provider of secure online file delivery and storage software products to businesses and government agencies in the United States, and subsequently, to other countries throughout the world. To achieve our goal, we shall depend upon the successful completion of this Offering and must implement a strategy in order to accomplish the following:

Build our core business by:

- obtaining sufficient financing to increase our resources to grow the business;
- developing a strong brand and reputation in the markets in which we operate; and
- attracting and retaining clients that are leaders in their respective fields.

Increase and diversify our revenue streams by:

- establishing our products as the leading infrastructure and solution for secure file and message delivery and storage and online business communications;
- increasing recurring transaction-based revenue; and
- creating a revenue sharing program for ASP’s.

Leverage our strategic relationships by:

developing new strategic partnerships and alliances;
- increasing the number of qualified and talented members on our sales and marketing team; and
- developing new products and technologies.
- pursuing licensing agreements with other software manufacturers who specialize in developing secure information management solutions

The key feature that differentiates our security software solution from other competitors is the implementation of our SITT® encryption/compression delivery system. This powerful encryption system eliminates the need to implement a complex PKI ("Public Key Infrastructure") solution to protect data. It eliminates the need for information security dependent on third parties. In addition, it eliminates the need to manage and inventory "private keys". It eliminates the need for VPN’s ("Virtual Private Network") to insure the security of transporting data over an open network. It eliminates the need to install complicated and costly client-side software in order to enable secure communication over the Internet or intranets. In addition, since the entire Securit-e-Doc® file system is fully encrypted (not just the data), it eliminates the total dependency on a Firewall to keep unauthorized users out of a data-store. Even if an unauthorized administrator gained access to a server operating S-DOC™ file system, the entire S-DOC™ system remains encrypted and unreadable.

Our Competitive Position in the Security Software Market

The market for secure digital transport and storage is highly competitive. Few solution providers have been in the market for more than five years, and new entrants continue to emerge on a regular basis. The Company believes that the multitude of competitors will actually result in strengthening market awareness and customer education of this new and developing industry.

We believe that the following four key factors differentiate us from our competitors in the encryption technology market, which is highly fragmented and competitive.

Digital Encryption Security: Most of the existing digital encryption security solutions, which combine data transport and storage solutions, offer only simple password or key protection to avoid unauthorized users. Our digital encryption security product incorporates additional proven standard security control features like basic Secure Socket Layer ("SSL") technology and Public Key Infrastructure ("PKI") techniques. These additional layers of protection can significantly reduce the ability of hackers to decrypt data.

Advanced encryption solutions include complex encryption algorithms that require either a private or "shared secret" key to more fully protect digital information. The strongest forms of security combine encryption with personalized knowledge of the user and shroud the data with physical controls. For example, the highest forms of information security allow the creator/owner of the data to add a personal password or key to the encryption process in order to render the information unreadable by anyone who does not know the password. Alternate/additional methods include the use of smart cards or biometrics (e.g., retinal scans) personalized for the user. In addition, physical protection measures to secure data can be deployed; these include surveillance cameras, motion detectors, and fireproof walls.

Our advanced encryption solution software provides for high levels of digital security. Build on proven standards such as SSL to aid in the protection of transported data, offering multiple selections of proven, world-standard encryption algorithms, permission-based access controls, and user-controlled password systems. Securit-e-Doc® provides strong protection for business who value their proprietary information. Continuing development will add additional biometrics and token functionality to improve the underlying security offer. Additionally, the company believes that its value proposition will appeal to customers who prefer to own all their information in-house, where the information is arguably under better control than in an outsourced situation.

Additionally, we own the Secure Information Transport Technology or SITT®, a patent pending encryption delivery system. SITT® produces a hardware or software-generated random "seed" and automatically and transparently delivers encryption and compression technology, removing any human factor from the process. During server installation the business is able to choose from a selection of proven world standard encryption algorithms. There is no need to install client-side software, allowing easy deployment. These features make S-DOC™, using SITT®, a system that provides protection along with functionality, flexibility, modularity and portability.

Deployment Architecture: We believe that a company’s approach to deploying its software solutions also should serve to define its competitive position. Our observations are that some firms that may be in our area of business require their customers to physically load applications on each and every user’s computer and in most cases, the software is neither customizable nor easily upgraded without revisiting every company computer on which the application is loaded. More advanced forms of deployment use the Internet to deliver functionality, although most competing firms require some form of client software download. Our advanced deployment architectures deliver functionality from server to client computers through high-level Internet programming using Java, Netscape Plug-ins, CGI and ActiveX languages. These solutions are customizable to specific customer business needs, require no client-side software, and enable remote access via a common web-browser. Our software’s "clientless" user interface, developed as a real-time solution for interactive server- based applications is known as IHTML™.

We provide a customizable, server-based solution that leverages Internet programming standards. The product delivers complex functionality in a ready-to-use, globally accessible framework through a widely used Internet browser. Additionally, Securit-e-Doc is fully customizable to the client’s needs, allowing for an easily branded graphical user interface (GUI).

Collaborative Functionality: Collaborative tools facilitate the sharing, communication and transport of information between users. Basic functionality enables data transfer from a sender to a recipient. More advanced features include sharing and storage of group or personal files that can be accessed anywhere with appropriate authorization. The most advanced collaborative tools enhance data sharing and transport with features such as instant messaging, bulletin boards, chat rooms, interactive viewers and calendars, among others.

We provide data transport and storage functionality that are the cornerstone of collaboration features. Multiple file and or message delivery and shared file storage are currently offered in the first-generation product. We are currently developing additional functionality and will consider future feature expansion according to customer feedback.

Ease-of-Ownership: Entities that deploy software solutions in their technical environments are concerned with the combined financial and technological impact and cost of any newly introduced solution. High-cost solutions force the customer to purchase hardware, software, and human resources in addition to the sale of the digital security platform to install and maintain the product. In these cases, the customer also assumes responsibility for adopting good data management and security practices and for network administration and technical support. Entities that offer these "in-sourced" solutions where the customer purchases the product and maintains it in-house attempt to soften the budgetary impact by minimizing the need for client-side software and greatly simplifying the maintenance and upkeep processes.

Application service providers (ASPs) provide an alternate cost structure that leverages specific and specialized security technical knowledge and overhead in one firm that then sells its services to its customers. For the most part, outsourcing eliminates the need to maintain a separate set of resources to manage digital security and is therefore considered a more cost-effective option. However, security experts consider the practice of outsourcing mission-critical information management a potentially dangerous practice, as third parties could potentially gain access to a company’s data. While outsourcing may provide lower short-term costs, its viability as a long-term solution depends on the strictness and execution of security policies and total capitalized expenses.

Our product is a complete in-house software solution, utilizing and capitalizing on a customer’s existing hardware infrastructure and human resources to maintain the features of the product. We feel that by our design, administration and maintenance, ease of use of our software will be relatively simple. We offer a cost-effective and easily deployable in-house solution, eliminating the dependency and trust in third parties.

Competitive Conditions in the Security Software Market

The competitive conditions can be segmented using the four differentiating factors as discussed above (i.e., digital security, deployment architecture, collaboration functionality, and cost-of-ownership) to focus the relative competitive environment into three strategic groupings:

Potential new entrants – Companies in this competitive segment focus specifically on security software and hardware, data management/storage or data transfer. However, we believe that none of these firms combine security with basic data storage or transfer features. As a result, we do not consider these firms to be our direct competitors. However, it is possible that any one of these firms could forge alliances or otherwise develop the capabilities to offer digital "content assurance" solutions and become a more direct competitor of ours.

Indirect Competitors – Indirect competitors offer combinations of basic digital security and rudimentary document collaboration functionality such as data transfer. However, these competitors fail to fully combine key elements of all four key factors into an integrated solution set.

Direct Competitors – Direct competitors provide solutions that utilize all four differentiating factors in varying degrees. Companies that directly compete with us by utilizing all four factors shall present are most serious competition. However, we believe that our unique combination of features, and our client-owned, server-based software solution, will enable us to compete effectively in the marketplace.

Methods of Competition

With the successful completion of the Offering, we plan to rapidly penetrate the business community with our SDOC product family, while ensuring that we extend the functionality of our products and technologies.

Positioning and target audience: The SDOC product family will be positioned as a secure virtual communication platform as well as a digital information assurance tool for critical business data. Marketing will stress such key features such as high security, simple deployment, customer-ownership and control of the technology and the data, easy customization, global accessibility of the data, and relatively low cost. Marketing efforts will focus on the expert security community, key industry verticals, and the reseller/integrator channels to build up our reputation in the industry and attract customers (resellers or solution providers) and consumers (corporations, governmental agencies and other organizations).

Pricing: The pricing policy will have two guiding elements: (1) price reasonably to increase penetration into the reseller and customer channels; and (2) provide solution providers with competitive gross margin dollars.

Pricing for enterprises requiring more than 25,000 seats and for OEM licensing will be determined based upon the scope and requirements of the specific relationship. Our management expects each software OEM agreement, regarding custom applications, to yield approximately $1.5 million in additional revenue, on average.

Availability of our Products

With the successful completion of this Offering, we project that we will be able to meet expected future demand for our software solutions.

Customer Base and Principal Markets

We currently have only a limited number of clients that are utilizing and/or piloting our security software under license agreements and there can be no assurance that we will obtain any additional clients in the near future or otherwise. To the extent that we obtain additional clients, we believe that at least initially a limited number will account for a high percentage of our revenues. Further, the loss of one or more of our potential clients may materially and adversely affect our business, financial condition and results of operations.

Our main target customers for our security software solution are corporations, agencies or organizations that value and are require the security of the digital information under their control. We believe that such customers will be the most likely to be early adopters of our new technology products. We have identified the following target customer groups that are expected to purchase our product:

Legal Services – Legal organizations such as law firms and their clients clearly value the confidentiality of their information. Additionally, legal services firms tend to spend a disproportionately high percentage of their revenues (4.7% compared to an average of 4.1% for other services firms according to the Gartner Group) on information technology. According to an American Bar Association Technology Survey, lawyers are starting to use email to share business documents, whereas little more than one year ago, many law firms would not have sent client-related information via email. At present, up to 50% of lawyers use email and many of those take no security precautions.

IT Services – Within information technology (IT) services, computer systems design, computer facilities management and software development firms are expected to quickly perceive the need for the SDOC product, as the Internet both facilitates and challenges the growth of these companies’ information management solutions. We anticipate software companies within this group to be desirous of software OEM licensing agreements.

Financial Services – This segment is comprised of depository institutions (e.g., commercial banks, savings institutions and credit unions), non-depository credit institutions (e.g., federally sponsored credit agencies, business and personal credit institutions and mortgage bankers and brokers) and security broker/dealers. According to Goldman Sachs, many super-regional banks already have greater than one million online customers, and the numbers are growing rapidly with many banks expected to approach the 30% penetration rate over the next 1-2 years.

Management Services - Accounting, auditing, consulting and public relations services manage and create sensitive client information on a regular basis and communicate with their clients using email and the Internet. Companies in this sector are currently in the process of developing their Internet-based communications and collaboration solutions.

Health Services – Physicians, hospitals, and HMO’s manage their patients’ private information on a daily basis. In addition to basic doctor-patient privilege and confidentiality, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) mandates that the new security standards will be geared toward protecting patient records, while permitting appropriate access by healthcare providers and others who need it. The goal is to provide a level of "administrative simplification" while ensuring thorough protection is provided to maintain the confidentiality of patient information. Accordingly, health services firms will need to improve their digital information policies and procedures. To assist our development of this market, we have organized a subsidiary, Securit-e-Health, Inc., a Florida corporation.

Government Agencies – Government agencies constitute a potentially significant customer base for our software products. Federal and state inter/intra communications, tax collections, voting, and newly established federal and state security agencies must manage non-classified or highly confidential data on a regular basis. As the government, including law enforcement, upgrades their infrastructure and promotes a higher level of security within its communication services, more advanced security products to manage information will be required. SDOC, using SITT, clearly addresses federal compliance issues for agencies and organizations, with respect to securing information delivered and stored via open networks.

Individual Consumers – Although collectively a large potential user group, individual consumers are considered by industry analysts such as the Gartner Group and by us to be neither ready to adopt the server-based product for their own individual use nor concentrated enough to allow us to achieve profitability in direct consumer sales. Our best fit is as an enterprise solution for secure virtual communication. However, in the future, we may seek to pursue individual consumers as the market for our products increase.

Our Sales and Distribution Methods: We intend to pursue distribution relationships with entities that share a common market approach in two key areas:

  Focus on Business Customers – Companies who market their products or services to the business sector are most likely to adopt our products and, in turn, market our products through their existing customer relationships.
  Need Secure Information Management solutions – Companies who sell or provide applications for the management of electronic information and require additional security or information management features will benefit from our products.

Technology resellers (solution providers) and OEM’s meet both of these criteria.

Resellers: Resellers have existing relationships with organizations in the selected vertical markets and therefore resellers will be able to market the Company’s product solution, because of their intrinsic interest in having security software solutions for to their customers. We will focus specifically on systems integrators and solution providers/VAR’s. System integrators are resellers who combine different software and hardware solutions to fulfill a specific customer requirement. Solution provider and VAR’s provide their business customers with both integration and consulting and we believe that both should provide a ready customer base and a fertile ground for future business development, as these resellers discover new solutions for our products and technologies.

There are an estimated 20,000 software resellers in North America. However, the reseller market is heavily fragmented and resellers with over $5 million in annual revenues constitute only 15% of the total reseller market, according to a study by International Data Communication.

We intend to recruit resellers with our program. During the foreseeable future, we will not adversely affect a reseller’s sales effort by competing with our own sales force or through Internet-based service alternatives, both of which we have determined to defer. Furthermore, our relatively cost-effective pricing model is expected to attract both small, medium and large resellers. We will be able to provide resellers with industry standard margins of up to 35% according to a report in VARBusiness Online. In addition, resellers will realize increased revenues associated with the software sale; these include margins made on the hardware/software installation, training, configuration, maintenance, support and potential collocation necessary to install the software.

Original Equipment Manufacturers: We also intend to pursue relationships with strategic partners who value our software solution and who will provide a platform for further extending the core functionality of our products.

Agreements with OEM’s, we believe should permit us to achieve greater credibility and visibility in the marketplace while generating significant licensing revenues and profits for us. We have a business development team that is responsible for creating software OEM agreements. Our unique cross-platform capable software architecture lends itself to installation and operation on a variety of server operating systems (e.g. Microsoft, Sun, Unix, Linux, etc.). This capability will open many markets for our product family that can enable secure communication and messaging on almost any server operating system. Our release of SDOC 3.0 will include server-based installation capability for a number of operating systems. These operating system versions will be released on a schedule, based on market demand and strategic relationships. The initial platform iterations of SDOC 3.0 include Microsoft Windows NT/2K, Linux, Unix and Solaris. In addition, specific versions will be tested for numerous industry variations of Linux and Unix (e.g. IBM Linux, Red Hat Linux, Free BSD, among others).

Channel Phasing Approach: We recognize that software firms can pursue a number of options to bring their technologies to market. We have chosen to focus mainly on solution providers and software OEM relationships to help us achieve rapid market penetration. However, our management does recognize that the market for technology products is subject to constantly and often rapid change, and we are especially sensitive to the particular challenges of the emerging market that we are entering. Accordingly, our management has identified a phasing approach with which we will pursue alternate paths to market development when and if market conditions warrant.

Initially, we will pursue resellers and software OEM’s. As the market matures and our products and technologies gain acceptance, we will consider expanding our efforts to add relationships with non-competing and complementary on-line service providers (e.g., idrive.com, sales.com, among others), potentially becoming a component of server hardware OEM’s such as Dell and IBM, as well as marketing our products and technology in co-branded private label arrangements with other firms.

If and when the market for our products and technology matures, of which there can be no assurance, we may choose to develop and use a direct sales force and offer our products through an on-line application service provider model as well as consider marketing opportunities through product wholesalers.

Advertising: Advertising will be designed to generate sales from the key vertically integrated customers served by resellers. Our advertising shall also be directed to recruit resellers and solution providers. Industry trade magazines and websites will be utilized to achieve corporate recognition and brand awareness for us and our products.

In the future, direct mail will be used in addition to our print and online advertising to target customers and maintain ongoing relationships with existing firms to enhance customer retention and market awareness. Our website will be used to support the advertising and sales effort with additional information. The website is designed to generate sales, provide information to customers and resellers, promote the corporate image and convey messages consistent with our mission. It is our intention that our website will become an information resource and technical support vehicle for both the resellers and end-users. Traffic to the website will be initiated primarily through listing on search engines, banners on portals and security or vertical industry websites and content sponsorships.

Public Relations: Public relations will become an important strategic marketing tool for us in the future. We believe that as part of our marketing program and in order to develop relationships with a significant number of resellers and software OEMs, potential customers will need to be presented with authentication and endorsement of our products and technologies. Public relations will be focused on achieving such a result by targeting thought leaders such as technology magazine editors and published security experts whose opinions are heavily considered when evaluating security solutions. Information about our products and us will be offered in a media kit format to relevant publications. Public relations will also forge and maintain relationships with the publications and editors to ensure positive and recurring coverage about the Company, new developments and successes.

Trade shows: Trade shows targeted to the reseller community will constitute an important forum for increasing our visibility and furthering market education. We expect to use trade shows for demonstrations, technical discussions, and recruitment purposes.

Employee Relations

Our management believes that our relations with our 24 full-time employees including our full-time executive officers is excellent. We are not a party to any collective bargaining agreements, nor are we aware of any pending union petitions related to any of our employees.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts

We have a registered trademarks for Securit-e-Doc® and SITT®. As our business develops, we intent to register additional trademarks and other rights with respect to our business and products, including patents. We were issued the following trademarks or await assignment of trademarks:

S-DOC™, Pending;
TSEM™, Pending; and
IHTML™, Pending.

We also filed the following patent applications:
Method for Secure Data Transport, filed in March 2000, Pending;
Web-Based Method, Apparatus, and System for Secure Data Storage, filed in January 2001, Pending; and
Method, Apparatus, and System for Secure Data Transport, filed in March 2001, Pending.

There can be no assurance that our trademarks and patents, among other rights, will protect us from competition or that if any patent is granted that it will not be able to be successfully challenged by present or future competitors or other third parties.

Government Regulation

As of January 14, 2000, the US government relaxed regulatory policies on the export of encryption technology that had previously been in place. The revised US encryption policy provides that exporting parties must have government permission to sell encryption technologies to any foreign government or military organization and give notification of any electronic export via electronic transmission of publicly available cryptography. The new policy is designed to allow greater flexibility to export encryption software. As a result, US companies are freer to compete in international markets while the US maintains some preventative measures regarding the export of such software to terrorist governments and organizations. The US Commerce Department has stated that it will liberalize export controls as necessary to maintain competitiveness.

The original policy, announced on September 16, 1999, required a technical review of all encryption products in advance of sale, a streamlined post-export system, and a government review of exports to foreign governments. The policy was designed to uphold law enforcement and national security, protect privacy, and promote electronic commerce. However, many encryption software companies found the policy too restrictive and were unable to compete adequately in the global marketplace.

The revised policy still upholds the US government ideals of law enforcement and security while allowing greater access to international markets. Targeted terrorist countries that have been defined to include Cuba, Iran, Iraq, Libya, North Korea, and others, will not be eligible to receive encryption exports from the US. However, the US in the aftermath of the September 11, 2001 attacks and the announced war on terrorism is likely to carefully consider any notification of export.

When determining whether a product can be exported, the new regulations consider details such as bit size and retail and non-retail exports to determine final export decisions for each product. More specifically, encryption retail products may be exported to any end-user (except to the prohibited countries). Retail products have been identified as those that are:

    designed for individual consumer use
    are sold through independent retailers
    are sold to the public in large volume
    do not require substantial technical support
    do not allow users to easily change the functionality
    are not customized to a customer’s specifications
    and are not "high-volume" network infrastructure products.

Export licenses are still required for exports of non-retail products.

US exporters can export and re-export all encryption items, except cryptanalytic products and their related technology, immediately to the 15 EU member states, and Australia, Czech Republic, Hungary, Japan, New Zealand, Norway, Poland and Switzerland without a license (i.e., under a license exception). Exports to worldwide offices of firms, organizations and governments headquartered in these nations and Canada are also permitted. U.S. exporters can ship their products under this new policy immediately after submitting a Commodity Classification request to BXA, rather than waiting for the review and classification to be completed. Commodity Classification was filed with the BXA in April of 2001 and license for export was granted under export control classification number 5D002, license exception ENC, for country charts NS1 and AT1. Our management therefore believes that we will be able to effectively compete in a number of global markets in addition to our domestic market.

Recent Developments and Status of Our New Products or Service

Federal Compliance under Federal Information Protection Standards (FIPS 140-1). We have completed documentation and testing by a National Institute of Standards and Technology approved laboratory. The SITT® Cryptosystem is being evaluated for performance and compliance under FIPS 140-1. Validation, if granted, will certify compliance with Federal Standards for our SITT® encryption system and enable federal agencies to purchase our S-DOC™ 3.0 Software Product. Additionally, we have an application pending to become a Government Service Agency approved vendor to several federal agencies.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

As of the date of this prospectus, we have not generated any revenues, and there can be no assurance that we will generate revenues. However, if we do generate revenues, those revenues will likely consist of software licensing fees, consulting fees and support and maintenance fees.

Plan of Operation

We have completed development of our SITT® encryption delivery software. SITT® is an automated, customizable, server-generated and delivered encryption process. This process has been incorporated into our software application enabling secure communication of files or messages over open networks. We expect our proprietary technologies to be applied in all areas where digital information needs to be securely stored, transported, and delivered over the Internet or intranet networks.

While the majority of businesses today still rely on paper-based delivery of their information, industry analysts believe that the market for secure information delivery and accessibility is poised for tremendous growth within the next five years. Health Insurance Portability and Accountability Act ("HIPAA") and other government regulations are increasingly requiring demanding on-line security solutions in industries such as healthcare, government and financial services, which further drives the development of security solutions.

Our goal is to become a leading provider of secure online file delivery and storage software products and technologies to businesses and governments agencies in the United States and subsequently in other countries throughout the world. In order to achieve our goal, we must implement our business strategy as described under "Description of Business" above.

As of this date, we have effectuated none of our business strategies and there can be no assurance that any of our business strategies will be effectuated in the near future or at all. The successful implementation of our business strategies is subject to a number of risks. There are Industry Risks, Company Risks and Investment Risks. Industry Risks include "Highly Competitive and Rapidly Changing Industry", "Market for our Products may not Develop", "Dependency on Proprietary Rights"; Company Risks include "Limited Operating History", "No Revenues", "Only Limited Client Base"; Investment Risks include "No Trading Market for our Shares" and "Significant Control by Management". Potential investors should carefully read the disclosure under "Risk Factors".

Liquidity and Capital Resources

We anticipate that the proceeds of this Offering and our existing cash balances principally generated from our sale of restricted Shares pursuant to the exemption provided by Section 4(2) under the Act will be sufficient to meet our presently projected operating requirements for the next 12 months.

We continue to meet our capital requirements through cash provided by financing activities, which includes funds from private equity investments, long and short term loans from banks and various long-term equipment leasing facilities.

Summary of our Product Research and Development

Our Research and Development will consist of three distinct areas. Our current product line S-DOC™ 3.0 is in the process of being re-engineered to operate on several operating system platforms such as Linux, Unix and Solaris. We intent to incorporate additional functionality and features to the upcoming release of our S-DOC™ software product to respond to the needs of commercial users of our software product. We are in the process of developing customized applications that enables secure web access to a number of verticals markets such as Health Care Management and Content Management. In addition, we also focus on the development of our SITT® crypto-system, which encryption process could be used in any area where increased security, ease of use and no client side software is valued. These areas include credit card transactions, stock trades and on-line banking among others.

Expected Purchase of Assets

In connection with hiring new employees, the Company expects to spend approximately $3,500 per new employee for computer equipment and associated costs. The Company intents to purchase additional computer server and operating systems to adequately test additional products on multiple software and hardware configurations.

Changes in the Number of Employees

We currently have 24 full-time employees including our executive officers and management personnel. In order to develop our operations, we estimate that we will hire an 25 additional employees within the next twelve (12) months following the successful completion of the Offering. There is intense competition for qualified personnel in the in our industry. We may not be able to attract and retain the personnel we need, and there is no assurance that we will be able to hire required qualified individuals that we believe are necessary to fulfill our plan of operation.

Results of Operations

The following table sets forth, for the periods indicated, selected items in our financial statements of operations.

	Year Ended December 31, 2000	Year Ended December 31, 2001	Period ended March 31, 2002 (Unaudited)
Statements of Operations and Net Loss Data:
Revenues	$ -	$ -	$ -
Cost of sales	-	-	-
Depreciation and amortization expenses	(22,092)	(31,038)	(5,000)
Total operating expenses	(2,971,400)	(4,156,669)	(1,352,838)
Loss from operations	(2,971,400)	(4,156,669)	(1,352,838)
Interest expense	(50,639)	(50,639)	(56,616)
Income tax	-	-	-
Net loss	$(3,020,752)	$(4,204,772)	$(1,358,815)
Basic and diluted net loss per share	$(0.10)	$(0.14)	$(0.04)
Shares used in computing basic and diluted net loss per share	30,226,427	29,351,514	35,089,799
EBITDA	$(2,948,021)	$(4,123,095)	$(1,297,199)

The row entitled "EBITDA" reflects net income or loss plus depreciation, amortization, net interest expense, income taxes and other non-cash charges. EBITDA is a measure often used by analysts and investors as an indicator of operating cash flow because it excludes the impact of movements in working capital items, non-cash charges and financing costs. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for other financial measures of performance.

Accounting Pronouncements

In 2000 and 1999, the Company was subject to the provisions of Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131 ("SAFA 131"), "Disclosures about Segments of an Enterprise and Related Information." Neither statement had any impact on the Company's financial statements as the Company does not have any "comprehensive income" type earnings (losses) and its financial statements reflect how the "key operating decisions maker" views the business. The Company will continue to review these statements over time, in particular SFAS 13 1, to determine if any additional disclosures are necessary based on evolving circumstances. At the date of this report, we have no operations.

In June 1998, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Under FAS 133, gains or losses resulting from changes in the values of derivatives are to be reported in the statement of operations or as a deferred item, depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the derivative must be highly effective in achieving offsetting changes in fair value or cash flows of the hedged items during the term of the hedge. The Company is required to adopt FAS 133 in the first quarter of 2001. To date, the Company has not engaged in any foreign currency or interest hedging activities and does not expect adoption of this new standard to have a significant impact on the Company.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, or SAB 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the Commission. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The implementation of SAB 101 did not have a material effect on our financial position or results of operations.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" an interpretation of APB Opinion No. 25 ("FIN 44"). This Interpretation clarifies the definition of "employee" for purposes of applying Accounting Practice Board Opinion No. 25, "Accounting for Stock Issued to Employees" (‘APB 25'), the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. Management believes that the impact of FIN 44 will not have a material effect on the financial position or results of operations of the Company.

Effects of Inflation

Although we cannot accurately anticipate the effect of inflation on our operations, we do not believe that inflation has had, or is likely in the future to have, a material effect on our operating results or financial condition.

Subsequent Events

We have recently organized a subsidiary Securit-e-Health, Inc. to pursue the healthcare market that is developing for our products. We may determine to have strategic partners participate with us in the subsidiary, if we determine that this will help in our sales and marketing efforts and further the development of the market for our products.

ITEM 18. DESCRIPTION OF PROPERTY

The Company maintains its executive offices in approximately 14,000 sq. ft of office space located at 515 N. Flagler Dr., Suite 400-P, West Palm Beach, Florida, 33401, pursuant to a three-year lease with Gaedeke Holdings, LTD. The Company is currently in its second year of the lease at cost of $28,909.06 per month with annual escalations of less than 5%. The leased facilities are adequate for our operations through June 2002; we may need additional leased space in order to continue our growth under our business plan. We believe that the above store facilities will be sufficient for the foreseeable future. The leased properties are covered adequately by insurance.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

(a) During the last two fiscal years, we had the following transactions, or proposed transactions, to which the Company was or is to be a party, in which any director, executive officer, nominee for election as a director, any 5% shareholder and had or is to have a direct or indirect material interest:

Name of Person	Relationship to Company	Nature of interest in the transaction	Amount of such interest
Netsurfers Corporation (d.b.a. Desktop)	Netsurfers Corporation ("Netsurfers") is 100% owned by Robert H. Barron, our CEO and Chairman. Netsurfers is a Barron affiliate.	In the first quarter of 2000 we purchased all proprietary rights in the SITT® technology from Netsurfers Corporation and we issued a $500,000 note with interest at 9.50% to Netsurfers Corporation.	$500,000 plus interest of $15,646 was paid back to Netsurfers Corporation in 2000 and 2001.
Netsurfers	Netsurfers, a Barron affiliate	Netsurfers provided services valued at $55,852 to us in 2000.	$55,852 was repaid to Netsurfers in 2000 and 2001.
Robert H. Barron	CEO/Chairman	Mr. Barron loaned $51,000 with 14.65% interest for working capital in 2000.	$51,000 plus interest of $2,845 was repaid to Mr. Barron in 2000 and 2001.
Netsurfers	Netsurfers, a Barron affiliate	Netsurfers loaned us $7,000 without interest for working in 2000.	$7,000 was repaid to Netsurfers in 2000 and 2001.
Susan Stone	Director	Mrs. Stone loaned us $263,702 with interest at 14.65% in 2001 for working capital.	$263,702 plus interest of $20,747 was repaid to Mrs. Stone during 2001 through March 31, 2002.

(b) In May 2002, we organized Securit-e-Health, Inc., under the laws of Florida, as a subsidiary. Mr. Barron, our CEO/Chairman, is also the sole executive officer and director of our subsidiary, Securit-e-Health. The Company may determine, based upon growth generated from marketing our products to the health care industry to enter into agreements with third parties to acquire an equity interest in Securit-e-Health. We may also form new subsidiaries and enter into other arrangements with third parties to exploit other markets for our present and potential new products. At present, we have no agreements to issue any shares in its existing or any new subsidiaries.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

This is an initial public Offering of our Shares. There is no public trading market for our Shares, and no assurance can be given that an active market will ever develop. The Offering price for our Shares may not be the same as any market price that might develop for our Shares after the Offering. There can be no assurance that in the event a trading market commences that any such market will be sustained.

We are filing this Form SB-2, our first registration statement under Act, for the purpose of enabling the Company and Selling Shareholders to offer and sell Shares to the public. Our intention is to a market maker make application with the NASD to be able to commence quotation of our Shares following the effective date of the registration statement on the NASDAQ OTC:BB. In the alternative, if we successfully complete this Offering, we may satisfy the listing requirements of the NASD Small Cap or the American Stock Exchange, in which event we intend to apply for listing on one of these exchanges. As of May 31, 2002, there were approximately 250 holders of the Company's Shares, which includes holders who are family members and were gifted Shares by the Company's founders, officers and/or directors. We have never paid a dividend and do not anticipate that any dividends will be paid in the near future.

Shares subject to outstanding options or warrants

There are 2,066,392 Shares of common stock issuable upon exercise of options and warrants. The options are exercisable at an average price of 75% discount to the market price of our common stock at the day of exercise and expire February 2005. The warrants are exercisable at an average price of 75% discount to the market price of our common stock at the day of exercise and have exercise periods from 36 to 84 months.

Shares Eligible for Future Sale

Immediately prior to this Offering, there was no public market for our Shares. Future sales of substantial number of Shares in the public market could adversely affect the market price of our Shares if and when a trading market develops. There can be no assurance that a trading market will develop, or if such trading market shall develop, that such trading market shall be sustained. Upon completion of this Offering, based on Shares outstanding as of June 1, 2002, we will have outstanding ________ Shares, assuming (1) the sale of all of the Shares in this Offering; and (2) no exercise of options or warrants after June 1, 2002. All of the Shares sold in this Offering by the Company will be freely tradable without restriction or further registration under the Act. Sales of Shares by Selling Shareholders hereunder will be subject to the prospectus delivery requirements under the Act. However, the sale of any of these Shares if purchased by "affiliates" as that term is defined in Rule 144 are subject to certain limitations and restrictions that are described below.

Our Shares were issued and sold by us prior to this Offering in reliance on exemption provided in Section 4(2) of the Act. This includes Shares issued to founders, employees, officers, directors, accredited and non-accredited sophisticated investors. These Shares are "restricted" Shares as that term is defined in Rule 144 and therefore may not be sold publicly unless they are registered under the Act or are sold pursuant to provisions and limitations contained in Rule 144 or another exemption from registration shall be available.

Shares Eligible for Future Sale under Rule 144

In general, under Rule 144, following the effective date of this registration statement, a person who has beneficially owned Shares for at least one year would be entitled to sell, within any three-month period, a number of Shares that does not exceed the greater of: 1% of the number of Shares of common stock then issued and outstanding, which will equal approximately _______ Shares immediately after this Offering; or the average weekly trading volume of the Shares on the NASD OTC:BB or such exchange as our Shares may be listed, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain other requirements regarding the manner of sale, notice filing and the availability of current public information about us. As of the date of this prospectus, a total of 24,390,860 Shares have been held by affiliates and non-affiliates in excess of the one-year holding period provided in Rule 144.

Shares Eligible for Future Sale under Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a sale, and who has beneficially owned the Shares proposed to be sold for at least two years, generally which includes the holding period of any person who has gifted the Shares to a non-affiliate, is entitled to sell such Shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "Rule 144(k) Shares" may be sold immediately upon the completion of this Offering. As of the date of this prospectus, a total of 4,790,009 Shares have been held by non-affiliates for in excess of the two-year holding period.

Shares Eligible for Future Sale under Rule 701

In general, under Rule 701, an individual (natural person) who is or was an employee, consultant or advisor and who provided bona fide services, not in connection with the offer and sale of securities in a capital-raising transaction, or who directly or indirectly promote or maintain a market for the issuer’s securities, who was issued or the issuer agreed to issue Shares whether in connection with a compensatory stock or option plan or other written agreement prior to the effective date of a registration statement, will be eligible to receive Shares pursuant to Rule 701. Shares issued pursuant to Rule 701 may be resold by persons who are not affiliates, as defined in Rule 144, ninety days after the issuer becomes subject to the reporting requirements of the Exchange Act, without compliance with paragraphs (c), (d), (e), and (h) of Rule 144, which includes the holding period required by Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the Shares acquired upon exercise of such options (including exercises after the date of this prospectus) and Shares issued for services. As of the date of this prospectus, a total of 416,667 Shares and 100,000 Shares subject to options can be resold by non-affiliates under Rule 701.

ITEM 21. EXECUTIVE COMPENSATION

The information set forth below concerns the compensation to the named executive officers of the Company for the last fiscal year ended December 31, 2001 and 2000. No executive officer of the Company, except Mr. Barron, has an employment agreement with the Company and the three executive officers serve at the discretion of the Board of Directors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Option/SAR’s (#)	LTIP Payouts(s)	All other Compensation ($)
Robert H. Barron CEO, President and Chairman	2001	252,083(1)	0	0	0	0	0	0
Robert H. Barron CEO, President and Chairman	2000	103,124(1)	0	0	0	0	0	0
Walter Brannock Executive V-P and Director	2001	128,374(2)	0	0	0	0	0	0
Walter Brannock Executive V-P and Director	2000	37,500	10,000	0	0	0	0	0
Dean T. Turpin, Executive V-P and Director	2001	146,281(3)	0	0	0	0	0	0
Dean T. Turpin Executive V-P and Director	2000	8,333	0	0	0	0	0	0
Helen Barron Executive V-P and Director	2001	88,700(4)	0	0	0	0	0	0
Helen Barron Executive V-P and Director	2000	10,001	0	0	0	0	0	0
(1) Accrued salary of which $22,917 was paid during 2001 and $57,292 in 2000. The Company issued 277,084 warrants at 75% discount to the market price for $229,166 in lieu of salary owed to Mr. Barron in 2001 and $45,832 salary owed in 2000.
(2) Accrued salary of which $22,917 was paid during 2001. The Company issued 166,250 warrants at 75% discount to the market price for $105,457 in lieu of salary owed to Mr. Brannock.
(3) Accrued salary of which $15,136 was paid during 2001. The Company issued 210,584 warrants at 75% discount to the market price for $131,145 in lieu of salary owed to Mr. Turpin.
(4) Accrued salary of which $16,300 was paid during 2001. The Company issued 107,834 warrants at 75% discount to the market price for $72,400 in lieu of salary owed to Mrs. Barron.

The following table sets forth information regarding the grant of options and warrants to purchase Shares made during the period ended March 31, 2002 and the fiscal year ended December 31, 2001 to our executive officers and Directors.

Grants of Options or Warrants in Last Fiscal Year and for the Period ended March 31, 2002

Name	Individual Grants
Number of Securities Underlying Options or Warrants Granted (1)
		Exercise or Base Price Per Share(1)		Expiration Date
Susan Stone(2)	133,334 Options	$
Warrants granted during three months period ended March 31, 2002
Robert H. Barron, CEO and President	271,084 Warrants		$75% discount to market	36 months
Walter Brannock, COO	166,250 Warrants		$75% discount to market	36 months
Dean Turpin, CFO	210,584 Warrants		$75% discount to market	36 months
Helen Barron	107,834 Warrants		$75% discount to market	36 months
(1) The number of securities underlying options or warrants granted and the exercise price per share have been adjusted to reflect a 1-for-3 common stock split effective June 1, 2002.
(2) These options were exercised and repurchased by us at a price of $.30 per share on October 2, 2000.

ITEM 22. FINANCIAL STATEMENTS.

Securit-e-Doc, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2002

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida 33408
(561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                                                                                                                                                                  FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Securit-e-Doc, Inc.
West Palm Beach, Florida

We have reviewed the accompanying balance sheet of Securit-e-Doc, Inc. (a development stage company) as of March 31, 2002, the related statements of operations, stockholders’ equity, and cash flows for the three-month period ended March 31, 2002 and for the period from inception, March 9, 2000, to March 31, 2002. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note S to the financial statements, the Company’s current liabilities exceed current assets by approximately $650,000 and the Company has incurred net operating losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note S. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wieseneck, Andres & Company, P.A.
April 14, 2002

SECURIT-e-DOC, INC.
(A Development Stage Company)
BALANCE SHEET
March 31, 2002

		March 31, 2002
ASSETS
Current Assets
Cash		$240,251
Prepaid expenses		6,201
Employees advances		85
Total Current Assets		246,537

Property and Equipment, net

		139,744

Other Assets

Intangible assets, net of accumulated amortization of $19,792		480,208
Deposits		42,740
Total Other Assets		522,948

Total Assets		$909,229

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

	$
Accounts payable		516,613
Accountants payable-related party		5,500
Accrued wages and payroll taxes payable		323,508
Other current liabilities		8,739
Current portion of long-term debt		44,462
Total Current Liabilities		898,822

Long-Term Debt, Net

		-

Total Liabilities		898,822

Commitments

		-

Stockholders’ Equity (Deficit)

Common stock, $.0001 par value, 100,000,000 Shares authorized,
35,864,667 Shares issued and outstanding.		3,586
Preferred stock, $.0001 par value, 25,000,000 Shares authorized,
No Shares outstanding		-
Additional paid-in capital		5,570,408
Deficit accumulated during the development stage		(5,563,587)
Total Stockholders’ Deficit		10,407
Total Liabilities and Stockholders’ Deficit		$909,229
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE
For the Three Month Period Ended March 31, 2002 and for the Period from Inception, March 9, 2000, to March 31, 2002

	Three Month	March 9, 2000
	Period Ended	(inception) to
	March 31, 2002	March 31, 2002
Revenues	$-	$-

Operating Expenses
Salaries and benefits	641,826	3,315,686
Consulting fees	73,567	656,780
Professional fees	432,520	720,000
Depreciation and amortization	5,000	36,038
Other general and administrative	199,925	781,003

Total Operating Expenses	1,352,838	5,509,507

Loss From Operations	(1,352,838)	(5,509,507)

Other Income (Expense)
Interest income	-	2,536
Interest expense	(5,977)	(56,616)
Net Other Expense	(5,977)	(54,080)

Loss Prior to Provision For Income Taxes	(1,358,815)	(5,563,587)
Provision for income taxes	-	-

Net Loss	$(1,358,815)	$(5,563,587)

Loss Per Share
Basic and diluted net loss	$(0.04)	$(0.19)

Weighted Average Common Shares Outstanding	35,089,799	30,068,800
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Period from Inception, March 9, 2000 to March 31, 2002

	Common Stock
	Number	At	Additional	Accumu-	Total Stock-
	of	Par Value	Paid In	lated	holders’
	Shares	$001	Capital	Deficit	Deficit
Balance, At Inception	-	$-	$-	$-	$-
Sale of Common Stock-Founders Shares	3,583,083	358	849,342	-	849,700
Shares issued to CEO-Founders Shares ($.0006)	25,000,000	2,500	12,500	-	15,000
Net Loss	-	-	-	(1,184,020)	(1,184,020)
Balance, December 31, 2000	28,583,083	2,858	861,842	(1,184,020)	(319,320)

Debt reduction from warrants exercised	439,209	44	523,807	-	523,851
Sale of Common Stock (net of expenses of $59,298)	871,667	87	956,615	-	956,702
Employees class B Shares converted
to common stock	3,028,333	303	108	-	411
Shares issued for services rendered
and to purchase property and equipment	1,322,322	132	537,179	-	537,311
Net Loss	-	-	-	(3,020,752)	(3,020,752)
Balance, December 31, 2001	34,244,614	$3,424	$2,879,551	$(4,204,772)	$(1,321,797)

Sale of common stock (net of expenses of $70,177)	1,020,278	102	1,191,457	-	1,191,559
Shares issued for reduction of debt	96,667	10	131,028	-	131,038
Shares issued for services rendered	502,000	50	607,950	-	608,000
Options exercised (Note M)	1,108	-	1,399	-	1,399
Options issued for reduction of accrued salaries (Note M)	-	-	759,023	-	759,023
Net Loss	-	-	-	(1,358,815)	(1,358,815)
Balance, March 31, 2002	35,864,667	$3,586	$5,570,408	$(5,563,587)	$10,407
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Three Month Period Ended March 31, 2002 and for the Period from Inception, March 9, 2000, to March 31, 2002

	Three Month	March 9, 2000
	Period Ended	(inception) to
	March 31, 2002	March 31, 2002
Cash Flows From Operating Activities
Cash received from customers	$-	$-
Interest income	-	2,536
Cash paid to employees and suppliers of goods and services	(759,645)	(2,243,539)
Interest paid	(11,779)	(47,877)
Income taxes paid	-	-
Net Cash Flows Used in Operating Activities	(771,424)	(2,288,880)

Cash Flows From Investing Activities
Purchase of intangible assets	-	(500,000)
Purchase of equipment	(23,705)	(146,865)
Net Cash Flows Used in Operating Activities	(23,705)	(646,865)

Cash Flows From Financing Activities
Proceeds from sale of stock	1,191,958	2,998,771
Proceeds of loans or notes	18,500	932,250
Repayment of loans or notes	(175,323)	(755,025)
Net Cash Flows Provided By Financing Activities	1,035,135	3,175,996

Net Increase in Cash	240,006	240,251
Cash and Cash Equivalents at Beginning of Period	245	-
Cash and Cash Equivalents at End of Period	$240,251	$240,251

Supplemental Schedule of Non-Cash Financing Activities
Non-cash transactions
Stock issued for payment of debt	$131,038	$278,001
Stock issued for payment of services	$608,000	$1,135,986
Stock issued at a discount - compensation	$-	$392,088
Options issued – reduction of accrued wages	$760,023	$760,023

Supplemental Schedule of Non-Cash Investing Activities
Non-cash transaction
Stock issued for purchase of fixed assets	$-	$9,125
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Three Month Period Ended March 31, 2002 and for the Period from Inception, March 9, 2000, to March 31, 2002

	Three Month	March 9, 2000
	Period Ended	(inception) to
	March 31, 2002	March 31, 2002
Reconciliation of Net Loss to Net Cash Flows Used in
Operating Activities:
Net Loss	$(1,358,815)	$(5,563,587)
Add items not requiring outlay of cash:
Depreciation and amortization	5,000	36,038
Expenses paid by issuing stock	608,000	1,135,986
Expenses paid by issuing stock at a discount	-	392,088
Cash was increased by:
Decrease in prepaid assets	2,657	-
Increase in accounts payable	-	615,651
Increase in accrued wages and payroll taxes payable	111,670	1,135,231
Increase in other current liabilities	-	8,739
Cash was decreased by:
Increase in prepaid assets	-	(6,286)
Increase in other assets	-	(42,740)
Decrease in accounts payable	(134,134)	-
Decrease in other liabilities	(5,802)	-
Net Cash Flows Used in Operating Activities	$(771,424)	$(2,288,880)
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-E-DOC, INC.
(A Development Stage Company)

Notes to Financial Statements

Note A – Nature of Operations

Securit-e-Doc, Inc. (the "Company") was incorporated in the State of Delaware in March 2000 to develop software that enables the secure transport of digital files and documents via the Internet or an intranet and the additional protection of that data while stored on a connected web server. The Securit-e-Doc® system provides a server-based communication system, similar in capacity to a virtual e-mail system. The system can function as a secure augment to your current architecture.

The Securit-e-Doc® system is a secure point-to-point method to deliver and store data files of unlimited size, with absolute confidence that only the intended recipient or group will have access to the information.

Securit-e-Doc® insures that critical data stored on a server remains protected at all times using powerful encryption.

Securit-e-Doc® allows only authorized users access to data. Individuals can collaborate with complete privacy. Additionally, all system transactions are logged, for audit purposes, allowing for proof of access to specific information. The Securit-e-Doc® system is both a cost-effective and viable communications protocol for the Federal Bureau of Investigation’s Criminal Justice Information Services Advisory Policy Board (CJIS), making it a compliant software solution.

In October 2000 Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging Securit-e-Doc, Inc., the Delaware Corporation, (merging corporation) into Securit-E-Doc Reincorporation, Inc., the Florida Corporation (surviving corporation). The merger became effective upon the filing of the Agreement with the Secretary of State of Delaware and filing the Articles of Merger with the Secretary of State of Florida.

The stockholders of the merged corporation received five (5) Shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note B – Summary of Significant Accounting Polices

Basis of Presentation, Use of Estimates – The balance sheet as of March 31, 2002, and the related statement of income for the three-month period ended March 31, 2002, and the statement of cash flows for the three-month period ended March 31, 2002, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. The adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

Depreciation – Property and equipment is recorded at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Management reviews long-lived assets annually for impairment.

The useful lives assigned to property and equipment to compute depreciation are:

Computer hardware	5 years
Furniture, fixtures and equipment	7 years
Leasehold improvements	5 years

Revenue Recognition – The Company’s revenue recognition policy is consistent with Statement of Position No. 97-2, Software Revenue Recognition, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees will be recognized when an agreement has been signed, delivery of the product has occurred, the fee is fixed or determinable, and collectibility is probable. Other service revenue is derived from related maintenance and support contracts. The revenue from maintenance contracts is to be recognized on a straight-line basis over the life of the related agreement.

Earnings (Loss) Per Share – In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of (1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common Shares such as outstanding common stock options; and (2) basic earnings per share which includes the effect of outstanding common Shares but excludes dilutive potential common Shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common Shares are included in the computation of any diluted per share amount when a loss from continuing operations exists. The number of potential dilutive Shares excluded from the Company’s calculation of diluted earnings per share based on their anti-dilutive effect was 6,511,678 and 6,511,678 respectively for the three-month period ending March 31, 2002 and the period from inception, March 9, 2000, to March 31, 2002.

	Loss (Numerator)	Shares (Denominator)	Per Share Amount
For the three-month period ending March 31, 2002: Basic earnings per share
Loss applied to common stockholders	$(1,358,815)	35,089,799	$(0.04)

For the period from inception, March 8, 2000, to March 31, 2002:
Basic earnings per share
Loss applied to common stockholders	$(5,563,587)	30,068,800	$(0.19)

Income Taxes – The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realization of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Note C – Business Combination

Securit-e-Doc, Inc. (merged corporation) was incorporated in the State of Delaware in March 2000. In October 2000, Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging the assets and liabilities of Securit-e-Doc, Inc. (the Delaware corporation)

The stockholders of the merged corporation received five (5) Shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note D – Prepaid Expenses

Prepaid expenses consist of insurance premiums paid in advance.

Note E – Property and Equipment

Property and equipment at March 31, 2002, consisted of the following:

Computer hardware	$33,376
Furniture, fixtures and equipment	109,558
Leasehold improvements	13,056
Total Cost	155,990
Accumulated depreciation	(16,246)
Net Property and Equipment	$139,744

Depreciation expense for the three-month period ended March 31, 2002 and for the period from inception, March 9, 2000 to March 31, 2002 is $5,000 and $16,246 respectively.

In accordance with SFAS 144, management has determined that no impairment has incurred to any of its long-lived assets through March 31, 2002.

Note F – Intangible Asset

Intellectual property, acquired at a cost of $500,000, consists of the software and encryption developed to provide secure transport of digital files and documents via the intranet and the additional protection afforded data storage on a connected web server. The intellectual property was acquired in April 2000 from a company wholly owned by the Chief Executive Officer of the Company. The cost of the intellectual property was amortized using the straight-line basis over 40 years in accordance with Accounting Principal Board Opinion (APBO) 17, up until December 31, 2001. SFAS 142 requires goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. Management has determined that no impairment has incurred to the intangible property through the quarter ended March 31, 2002. The asset will continued to be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with Statement of Financial Accounting Standards (SFAS) 142.

Note G – Deposits

Deposits at March 31, 2002 consist of the following:

Utility deposits	$2,390
Security deposit – office lease	26,900
Last months rent – office lease	13,450
$42,740

Note H – Life Insurance

The Company owns a yearly renewable term life insurance policy on the Chief Executive Officer of the Company with a face value in the amount of $1.75 million. The annual premium on the key man life insurance policy in 2001 was $6,070. The life insurance premium for 2002 is $6,875 and is payable in monthly installments.

The annual premiums for the term life insurance policy for the following five years are:

2003	$7,575
2004	$8,363
2005	$9,168
2006	$10,218
2007	$11,110

Note I – Accounts Payable Related Party

At March 31, 2002, the Company does not owe any amounts to entities wholly owned by the Chief Executive Officer of the Company. The Company owes approximately $5,500 to five members of the board of directors for reimbursement of expenses.

Note J – Accrued Wages and Payroll Taxes Payable

Certain employees agreed to accept options in lieu of payroll for wages earned in the years 2000 and 2001. Salaries and the related payroll taxes in the amounts of $166,412 and $842,949 are accrued in the years 2000 and 2001 respectively. In the three-month period ended March 31, 2002, the Board of Directors authorized the issuance of 858,958 options as payment for $760,023 of accrued salaries payable. The employees accepted the options as payment in lieu of wages. In addition, in the three-month period ended March 31, 2002, 33,333 Shares were also issued to pay a former employee for accrued wages of $37,500.

In the year 2000, 25,000,000 Shares of common stock were issued as founders’ Shares to the Chief Executive Officer. The cost of this stock was offset in 2000 by reducing the accrued wages for the Chief Executive Officer by $15,000 ($.0006 per share).

Note K – Other Current Liabilities

Other current liabilities at March 31, 2002 consists of accrued interest of $8,739.

Note L – Long – Term Debt

Long-term debt and notes payable to employees and relatives of employees at March 31, 2002 consist of:

2002

Four non-collateralized notes payable to Company employees or relatives with interest ranging from 14.65% to 18%. Monthly payments of principal and interest range from $372 to $720. The notes mature on June 30, 2002. The Company issued 1,449,628 warrants in 2001 to the holder of various notes that could be purchased at a 75% discount from fair market value when exercised and applied as principal reduction. 1,269,628 warrants were exercised and principal was reduced $127,763. An additional 44,153 warrants were exercised at fair market value ($.40) reducing debt by $5,000 and accrued interest by $661. Interest accrued on the notes through March 31, 2002 was $8,739.

44,462
Total Long-Term Debt	44,462
Less Current Portion	44,462
Net Long-Term Debt	$-

The long-term notes payable mature as follows:

March 31
2002	44,462
$44,462

Note M – Warrants

The Board of Directors authorized the grant of 1,508,542 warrants to various employees and vendors in 2001. The terms of the warrants issued were as follows:

Warrants Issued	Discount To Fair Value	Exercise Period (Months)
675,209	75%	36
333,333	0%	60
500,000	10%	84
1,508,542

In 2001, 1,309,628 warrants were exercised at the 75% discount rate. The warrants that were exercised were recorded as follows:

Paid in capital	$523,851
Reduction of debt	$131,763
Compensation	$392,088

The 1 million warrants (options) that could be exercised at a discount to fair value of 0% (no discount) as noted above, were converted to stock for services rendered by mutual agreement between the Company and CR Capital Services, Inc. and the principals of CR Capital Services in March 2002. No cash was received by the Company. No other warrants were exercised during the three-month period ending March 31, 2002.

The agreement between the Company and CR Capital Services granted CR Capital Services or its principals to right to acquire 300,000 Shares over a three-year period. 100,000 Shares with a discount to fair value of 75% were granted during the three-month period ending March 31, 2002. The warrants (options) for the remaining 200,000 Shares provide for a discount to fair value of 25% based upon the market price on January 2, 2003 and 2004, respectively, which are the vesting dates for such installments. They expire in March 2007.

There are 1,208,542 outstanding warrants at March 31, 2002. No warrants were forfeited and no warrants had expired at March 31, 2002.

Options

In the three-month period ended March 31, 2002, the Board of Directors authorized the issuance of 858,958 options to certain employees as payment for $760,023 of accrued salaries payable. The employees accepted the options as payment for their unpaid wages. Each option, when exercised, entitles the holder to acquire one share of common stock at a 75% discount from the fair value on the date the options are exercised. The options expire in thirty-six months, February 2005. 1,108 options were exercised through March 31, 2002. No options have expired and 857,850 remain unexercised at March 31, 2002.

Note N – Income Taxes

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

December 31, 2001 (000) omitted
Loss carry forward for tax purposes	$4,205
Deferred tax asset (34%)	$1,430
Valuation allowance	$(1,430)
Net deferred tax asset	$-

At December 31, 2001, the Company had federal income tax net operating loss carry forward of approximately $4,205,000 which will expire through the year 2022.

Year of Expiration	Amount
2021	1,184,000
2022	3,021,000

Note O – Effects of Inflation

To date, inflation has not had a material impact on the Company’s consolidated financial results.

Note P – Related Party Transactions

The Company acquired its intellectual property, as more fully described in Note F, from a company wholly owned by the Chief Executive Officer of the Company.

At March 31, 2002, the Company does not owe any amounts to entities wholly owned by the Chief Executive Officer of the Company.

The Company owes approximately $5,500 to five members of the board of directors for reimbursement of expenses.

The notes payable described in Note L are from employees, their relatives or others affiliated with the Company.

Note Q – Research and Development

Estimated research and development costs relating to the improvement and upgrading of intellectual property charged to expense in the three-month period ending March 31, 2002 is $210,591.

Note R – Recent Accounting Pronouncements

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 133). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities.

Notes S – Recoverability of Assets and Going Concern

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show that the current liabilities exceed current assets by approximately $650,000 at March 31, 2002 and that the Company has incurred net operating losses since inception. It has not established revenues sufficient to cover operating costs and to allow it to continue as a going concern.

Management intends to raise working capital in the near future through the equity markets in the form of an initial public Offering. In addition, management expects to begin sales in 2002.

Note T – Commitments and Contingencies

The Company leases office facilities under an operating lease that expires on February 15, 2004. The lease provides one year and three year renewal options provided that the Company is not in default and provides 180 days written notification of intent to renew. Future minimum lease payments including sales tax as of March 31, 2002 are:

Years ending	Amount
March 31, 2003	$200,163
March 31, 2004	207,595
March 31, 2005	215,045
March 31, 2006	222,486
March 31, 2007	116,789
Total Minimum Lease Payments	$962,078

Rent expense on office facilities for the three-month period ended March 31, 2002 and for the period March 9, 2000 (date of inception) to March 31, 2002 is $83,374 and $233,073 respectively.

The Company leases a copy machine under an operating lease that expires on October 31, 2004. Future minimum lease payments including sales tax as of March 31, 2002 are:

Years ending	Amount
March 31, 2003	$15,124
March 31, 2004	15,124
March 31, 2005	10,492
Total Minimum Lease Payments	$40,740

Rent expense for related office equipment for the three-month period ended March 31, 2002 and for the period March 9, 2000 (date of inception) to March 31, 2002 is $2,111 and $8,563 respectively.

The Company has had a dispute with two former employees regarding claims for salary and their entitlement to certain Shares that had been issued to these former employees. The Company believes that the 375,000 Shares previously issued are subject to cancellation because of the actions of the former employees both during and after the termination of their employment. The value of the Shares previously issued to the former employees was less than $3,500, based upon determination of the board of directors at the date of the issuance. The former employees recently dismissed their claims without prejudice. The Company further believes that it has meritorious defenses and has its own claims for breach of contract, violation of non-competition/non-circumvention agreement, among other claims, both state and federal, against the former employees. The Company believes that it would not be materially adversely affected by the outcome of any possible proceeding with its former employees. The Company earmarked 875,000 Shares of its common stock to settle any further disputes, if any, that may arise from this matter.

Securit-e-Doc, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2001

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida 33408
(561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                                                                                                                                                      FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Securit-e-Doc, Inc.
West Palm Beach, Florida

We have audited the accompanying balance sheets of Securit-e-Doc, Inc., (a development stage company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2001 and for the period from inception, March 9, 2000, to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Securit-e-Doc, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended December 31, 2001 and for the period from inception, March 9, 2000, to December 31, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note T to the financial statements, the Company’s current liabilities exceed current assets by approximately $1.9 million and the Company has incurred net operating losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note T. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wieseneck, Andres & Company, P.A.
April 14, 2002

SECURIT-e-DOC, INC.
(A Development Stage Company"
BALANCE SHEETS
December 31, 2001 and 2000
	2001	2000
ASSETS
Current Assets
Cash	$245	$991
Prepaid expenses	8,858	6,162
Employees advances	85	-
Total Current Assets	9,188	7,153

Property and Equipment, net

	121,039	21,659

Other Assets

Intangible assets, net of accumulated amortization of $19,792 and $7,292	480,208	492,708
Deposits	42,740	-
Total Other Assets	522,948	492,708

Total Assets	$653,175	$521,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$689,664	$431,860
Accountants payable-related party	60,121	11,495
Accrued wages and payroll taxes payable	1,009,361	166,412
Other current liabilities	14,541	5,895
Loans payable	-	41,000
Current portion of long-term debt	201,285	142,089
Total Current Liabilities	1,974,972	798,751

Long-Term Debt, Net

	-	42,089

Total Liabilities	1,974,972	840,840

Stockholders’ Equity (Deficit)

Common stock, $.0001 par value, 100,000,000 Shares authorized,
34,244,614 Shares issued and outstanding.	3,424	2,858
Preferred stock, $.0001 par value, 25,000,000 Shares authorized,
No Shares outstanding	-	-
Additional paid-in capital	2,879,551	861,842
Deficit accumulated during the development stage	(4,204,772)	(1,184,020)
Total Stockholders’ Deficit	(1,321,797)	(319,320)
Total Liabilities and Stockholders’ Deficit	$653,175	$521,520
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE
For the Years Ended December 31, 2001 and for the Period from Inception, March 9, 2000, to December 31, 2000

	Year Ended	March 9, 2000
	December 31,	(inception) to
	2001	Dec. 31, 2000
Revenues	$-	$-

Operating Expenses
Salaries and benefits	2,092,655	2,673,860
Consulting fees	199,794	583,213
Professional fees	213,426	287,480
Depreciation and amortization	22,092	31,038
Other general and administrative	443,433	581,078

Total Operating Expenses	2,971,400	4,156,669

Loss From Operations	(2,971,400)	(4,156,669)

Other Income (Expense)
Interest income	1,287	2,536
Interest expense	(50,639)	(50,639)
Net Other Expense	(49,352)	(48,103)

Loss Prior to Provision For Income Taxes	(3,020,752)	(4,204,772)
Provision for income taxes	-	-

Net Loss	$(3,020,752)	$(4,204,772)

Loss Per Share
Basic and diluted net loss	$(0.10)	$(0.14)

Weighted Average Common Shares Outstanding	30,226,427	29,351,514
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Period from Inception, March 9, 2000 to December 31, 2001

	Common Stock
	Number	At	Additional	Accumu-	Total Stock-
	of	Par Value	Paid In	lated	holders’
	Shares	$0.0001	Capital	Deficit	Deficit
Balance, At Inception	-	$-	$-	$-	$-
Sale of Common Stock - Founders Shares	3,583,083	358	849,342	-	849,700
Shares issued to CEO Founders Shares ($.0006)	25,000,000	2,500	12,500	-	15,000
Net Loss	-	-	-	(1,184,020)	(1,184,020)
Balance, December 31, 2000	28,583,083	2,858	861,842	(1,184,020)	(319,320)

Debt reduction from warrants exercised	439,209	44	523,807	-	523,851
Sale of Common Stock (net of expenses of $59,298)	871,667	87	956,615	-	956,702
Employees class B Shares converted to common stock	3,028,333	303	108	-	411
Shares issued for services rendered and
to purchase property and equipment	1,322,322	132	537,179	-	537,311
Net Loss	-	-	-	(3,020,752)	(3,020,752)
Balance, December 31, 2001	34,244,614	$3,424	$2,879,551	$(4,204,772)	$(1,321,797)
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Year Ended December 31, 2001 and for the Period from Inception, March 9, 2000, to December 31, 2000

	Year Ended	March 9, 2000
	December 31,	(inception) to
	2001	Dec. 31, 2002
Cash Flows From Operating Activities
Cash received from customers	$-	$-
Interest income	1,287	2,536
Cash paid to employees and suppliers of goods and services	(932,071)	(1,483,894)
Interest paid	(36,098)	(36,098)
Income taxes paid	-	-
Net Cash Flows Used in Operating Activities	(966,882)	(1,517,456)

Cash Flows From Investing Activities
Purchase of intangible assets	-	(500,000)
Purchase of equipment	(99,847)	(123,160)
Net Cash Flows Used in Operating Activities	(99,847)	(623,160)

Cash Flows From Financing Activities
Proceeds from sale of stock	957,113	1,806,813
Proceeds of loans or notes	288,200	913,750
Repayment of loans or notes	(179,330)	(579,702)
Net Cash Flows Provided By Financing Activities	1,065,983	2,140,861

Net Increase (Decrease) in Cash	(746)	245
Cash and Cash Equivalents at Beginning of Period	991	-
Cash and Cash Equivalents at End of Period	$245	$245

Supplemental Schedule of Non-Cash Financing Activities
Non-cash transactions
Stock issued for payment of debt	$131,963	$146,963
Stock issued for payment of services	$527,986	$527,986
Stock issued at a discount - compensation	$392,088	$392,088

Supplemental Schedule of Non-Cash Investing Activities
Non-cash transaction
Stock issued for purchase of fixed assets	$9,125	$9,125
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Year Ended December 31, 2001 and for the Period from Inception, March 9, 2000, to December 31, 2000

	Year Ended	March 9, 2000
	December 31,	(inception) to
	2001	Dec. 31, 2000
Reconciliation of Net Loss to Net Cash Flows Used in
Operating Activities:
Net Loss	$(3,020,752)	$(4,204,772)
Add items not requiring outlay of cash:
Depreciation and amortization	22,092	31,038
Expenses paid by issuing stock	527,986	527,986
Expenses paid by issuing stock at a discount	392,088	392,088
Cash was increased by:
Increase in accounts payable	306,430	749,785
Increase in accrued wages and payroll taxes payable	842,149	1,023,561
Increase in other current liabilities	8,646	14,541
Cash was decreased by:
Increase in prepaid assets	(2,781)	(8,943)
Increase in other assets	(42,740)	(42,740)
Net Cash Flows Used in Operating Activities	$(966,882)	$(1,517,456)
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-E-DOC, INC.
(A Development Stage Company)

Notes To Financial Statements

Note A – Nature of Operations

Securit-e-Doc, Inc. (the "Company") was incorporated in the State of Delaware in March 2000 to develop software that enables the secure transport of digital files and documents via the Internet or an intranet and the additional protection of that data while stored on a connected web server. The Securit-e-Doc® system provides a server-based communication system, similar in capacity to a virtual e-mail system. The system can function as a secure augment to your current architecture.

The Securit-e-Doc® system is a secure point-to-point method to deliver and store data files of unlimited size, with absolute confidence that only the intended recipient or group will have access to the information.

Securit-e-Doc® insures that critical data stored on a server remains protected at all times using powerful encryption.

Securit-e-Doc® allows only authorized users access to data. Individuals can collaborate with complete privacy. Additionally, all system transactions are logged, for audit purposes, allowing for proof of access to specific information. The Securit-e-Doc® system is both a cost-effective and viable communications protocol for the Federal Bureau of Investigation’s Criminal Justice Information Services Advisory Policy Board (CJIS), making it a compliant software solution.

In October 2000 Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging Securit-e-Doc, Inc. , the Delaware Corporation, (merging corporation) into Securit-E-Doc Reincorporation, Inc., the Florida Corporation (surviving corporation). The merger became effective upon the filing of the Agreement with the Secretary of State of Delaware and filing the Articles of Merger with the Secretary of State of Florida.

The stockholders of the merged corporation received five (5) Shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note B – Summary of Significant Accounting Policies

Basis of Presentation, Use of Estimates – The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

Depreciation – Property and equipment is recorded at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Management reviews long-lived assets annually for impairment.

The useful lives assigned to property and equipment to compute depreciation are:

Computer hardware	5 years
Furniture, fixtures and equipment	7 years
Leasehold improvements	5 years

Revenue Recognition – The Company’s revenue recognition policy is consistent with Statement of Position No. 97-2, Software Revenue Recognition, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees will be recognized when an agreement has been signed, delivery of the product has occurred, the fee is fixed or determinable, and collectibility is probable. Other service revenue is derived from related maintenance and support contracts. The revenue from maintenance contracts is to be recognized on a straight-line basis over the life of the related agreement.

Earnings (Loss) Per Share – In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of (1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common Shares such as outstanding common stock options; and (2) basic earnings per share which includes the effect of outstanding common Shares but excludes dilutive potential common Shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common Shares are included in the computation of any diluted per share amount when a loss from continuing operations exists. The number of potential dilutive Shares excluded from the Company’s calculation of diluted earnings per share based on their anti-dilutive effect was 1,069,333 and 1,069,333 respectively for the year ended December 31, 2001 and the period from inception, March 9, 2000, to December 31, 2001. In 2002, the board of directors authorized a one for three reverse stock split effective June 1, 2002. The number of Shares of common stock, warrants and options outstanding has been restated in the financial statements to reflect the reverse split. The par value of the common stock remained at $.0001.

	Loss (Numerator)	Shares (Denominator)	Per Share Amount
For the year ended December 31, 2001: Basic earnings per share
Loss applied to common stockholders	$(3,020,752)	30,226,427	$(0.10)
For the period from inception, March 8, 2000, to December 31, 2001:
Basic earnings per share
Loss applied to common stockholders	$(4,204,772)	29,351,514	$(0.14)

Income Taxes – The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realization of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Note C – Business Combination

Securit-e-Doc, Inc. (merged corporation) was incorporated in the State of Delaware in March 2000. In October 2000, Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging the assets and liabilities of Securit-e-Doc, Inc. (the Delaware corporation)

The stockholders of the merged corporation received five (5) Shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note D – Prepaid Expenses

Prepaid expenses consist of insurance premiums paid in advance.

Note E – Property and Equipment

Property and equipment at December 31, 2001 and 2000, consisted of the following:

	December 31, 2001	December 31, 2000
Computer hardware	$ 33,376	$ 14,449
Furniture, fixtures and equipment	87,977	8,864
Leasehold improvements	10,932	-
Total Cost	132,285	23,313
Accumulated depreciation	(11,246)	(1,654)
Net Property and Equipment	$121,039	$ 21,659

Depreciation expense for the year ended December 31, 2001 and for the period from inception, March 9, 2000 to December 31, 2001 is $9,592 and $11,246 respectively.

Note F – Intangible Asset

Intellectual property, acquired at a cost of $500,000, consists of the software and encryption developed to provide secure transport of digital files and documents via the intranet and the additional protection afforded data storage on a connected web server. The intellectual property was acquired in April 2000 from a company wholly owned by the Chief Executive Officer of the Company. The cost of the intellectual property, for the periods presented, is being amortized using the straight-line basis over 40 years in accordance with Accounting Principal Board Opinion (APBO) 17. Amortization expensed in 2001 is $12,500. In the year beginning January 1, 2002, the asset will be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with Statement of Financial Accounting Standards (SFAS) 142.

Note G – Deposits

Deposits at December 31, 2001 consist of the following:

Utility deposits	$ 2,390
Security deposit – office lease	26,900
Last months rent – office lease	13,450
$42,740

Note H – Life Insurance

The Company owns a yearly renewable term life insurance policy on the Chief Executive Officer of the Company with a face value in the amount of $1.75 million. The annual premium on the key man life insurance policy in 2001 was $6,070.

The annual premiums for the term life insurance policy for the following five years are:

2002	$ 6,875
2003	$ 7,575
2004	$ 8,363
2005	$ 9,168
2006	$10,218

Note I - Accounts Payable Related Party

The Company owes approximately $56,000 at December 31, 2001 to entities wholly owned by the Chief Executive Officer of the Company. The Company conducted approximately $85,000 worth of business with these companies in 2001. In addition, the Company owes approximately $4,000 to two members of the board of directors for reimbursement of expenses.

Note J – Accrued Wages and Payroll Taxes Payable

The Company was unable to meet payroll for certain employees in the year 2000 and 2001. Salaries and the related payroll taxes in the amounts of $166,412 and $842,949 are accrued in the years 2000 and 2001 respectively. In the year 2000, 25,000,000 Shares of common stock were issued as founders’ Shares to the Chief Executive Officer. The cost of this stock was offset in 2000 by reducing the accrued wages for Chief Executive Officer by $15,000 ($.0006 per share).

Note K – Other Current Liabilities

Other current liabilities at December 31, 2001 and 2000 consisted of the following:

	2001	2002
Accrued interest	$ 14,541	$ -
Insurance loan payable	-	5,895
	$ 14,541	$ 5,895

Note L – Loans Payable

Loans payable at December 31, 2000 consist of non-interest bearing, noncollateralized loans from the Chief Executive Officer or entities that are wholly owned by the Chief Executive Officer of the Company. The loans were repaid in 2001.

Note M – Long – Term Debt

Long-term debt and notes payable to employees and relatives of employees at December 31, 2001 and 2000 consist of:

	2001	2000
A 9.5% note payable dated March 9, 2000, with six monthly installments of $88,012 commencing June 1, 2000. The note was for the acquisition of intellectual property related to Securit-e-Doc® and SITT® proprietary technology. The note was paid in full in 2001. (See Note F)	$ -	$100,000

Four non-collateralized notes payable to Company employees or relatives with interest ranging from 14.65% to 18%. Monthly payments of principal and interest range from $372 to $720. The notes mature on June 30, 2002. The Company issued 483,209 warrants in 2001 to the holder of various notes that could be purchased at a 75% discount from fair market value when exercised and applied as principal reduction. 437,825 warrants were exercised and principal was reduced $130,763. An additional 1,384 warrants were exercised at fair market value ($1.20) reducing debt by $1,000 and accrued interest by $661. Interest accrued on the notes through December 31, 2001 was $12,000.	51,807	84,178
A non-collateralized note payable to a relative of a director of the Company dated April 26, 2001 with interest at 14.65%. The note calls for twelve monthly payments of principal and interest of $13,514. The note matures on November 30, 2002. Interest accrued at December 31, 2001 is $2,541.	149,478	-
Total Long-Term Debt	201,285	184,178
Less Current Portion	201,285	142,089
Net Long-Term Debt	$-	$42,089

The long-term notes payable mature as follows:

December 31
2001	$-	$142,089
2002	201,285	42,089
	$201,285	$184,178

Note N – Warrants

The Board of Directors authorized the grant of 1,508,542 warrants to various employees and vendors in 2001. The terms of the warrants issued were as follows:

Warrants Issued	Discount To Fair Value	Exercise Period (Months)

675,209	75%	36
333,333	0%	60
500,000	10%	84
1,508,542

In 2001, 439,209 warrants were exercised at the 75% discount rate. There are 1,069,333 outstanding warrants at December 31, 2001. None of the warrants were forfeited and no warrants had expired at December 31, 2001. The warrants that were exercised were recorded as follows:

Paid in capital	$ 523,851
Reduction of debt	$ 131,763
Compensation	$ 392,088

333,333 warrants (options) that could be exercised at a discount to fair value of 0% (no discount) as noted above, were converted to stock for services rendered by mutual agreement between the Company and CR Capital Services in March 2002. No cash was received by the Company.

Note O – Income Taxes

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

December 31, 2001 (000) omitted
Loss carry forward for tax purposes	$4,205
Deferred tax asset (34%)	$1,430
Valuation allowance	$(1,430)
Net deferred tax asset	$-

At December 31, 2001, the Company had federal income tax net operating loss carry forward of approximately $4,205,000 which will expire through the year 2022.

Year of Expiration	Amount
2021	1,184,000
2022	3,021,000

Note P – Effects of Inflation

To date, inflation has not had a material impact on the Company’s consolidated financial results.

Note Q – Related Party Transactions

The Company acquired its intellectual property, as more fully described in Note F, from a company wholly owned by the Chief Executive Officer of the Company.

The Company owes approximately $56,000 at December 31, 2001 to entities wholly owned by the Chief Executive Officer of the Company. The Company conducted approximately $85,000 worth of business with these companies in 2001. The Company owes approximately $4,000 to two members of the board of directors for reimbursement of expenses.

The notes payable described in Note M are from employees, their relatives or others affiliated with the Company.

Note R – Research and Development

Estimated research and development costs relating to the improvement and upgrading of intellectual property charged to expense in 2001 and 2000 is $336,000 and $173,000 respectively.

Note S – Recent Accounting Pronouncements

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 133). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities.

Note T – Recoverability of Assets and Going Concern

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show that the current liabilities exceed current assets by approximately $1.9 million at December 31, 2001 and that the Company has incurred net operating losses since inception. It has not established revenues sufficient to cover operating costs and to allow it to continue as a going concern.

Management intends to raise working capital in the near future through the equity markets in the form of an initial public Offering. In addition, management expects to begin sales in mid 2002.

Note U – Commitments and Contingencies

The Company leases office facilities under an operating lease that expires on February 15, 2004. The lease provides one year and three year renewal options provided that the Company is not in default and provides 180 days written notification of intent to renew. Future minimum lease payments including sales tax as of December 31, 2001 are:

Years ending	Amount
December 31, 2002	$ 200,163
December 31, 2003	207,595
December 31, 2004	215,045
December 31, 2005	222,486
December 31, 2006	229,929
Total Minimum Lease Payments	$1,075,218

Rent expense on office facilities for the year ended December 31, 2001 and for the period March 9, 2000 (date of inception) to December 31, 2001 is $125,198 and $149,699 respectively.

The Company leases a copy machine under an operating lease that expires on October 31, 2004. Future minimum lease payments including sales tax as of December 31, 2001 are:

Years ending	Amount
December 31, 2002	$ 15,124
December 31, 2003	15,124
December 31, 2004	12,603
Total Minimum Lease Payments	$ 42,851

Rent expense for related office equipment for the year ended December 31, 2001 and for the period March 9, 2000 (date of inception) to December 31, 2001 is $3,077 and $6,452 respectively.

The Company has had a dispute with two former employees regarding claims for salary and their entitlement to certain Shares that had been issued to these former employees. The Company believes that the 375,000 Shares previously issued are subject to cancellation because of the actions of the former employees both during and after the termination of their employment. The value of the Shares previously issued to the former employees was less than $3,500, based upon determination of the board of directors at the date of the issuance. The former employees recently dismissed their claims without prejudice. The Company further believes that it has meritorious defenses and has its own claims for breach of contract, violation of non-competition/non-circumvention agreement, among other claims, both state and federal, against the former employees. The Company believes that it would not be materially adversely affected by the outcome of any possible proceeding with its former employees. The Company earmarked 875,000 Shares of its common stock to settle any further disputes, if any, that may arise from this matter.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Chapter 607.0850 of the Florida Statute

Indemnification of officers, directors, employees, and agents.

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors whom were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;
(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or
(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;
(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or
(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(11) For purposes of this section:

(a) The term "other enterprises" includes employee benefit plans;
(b) The term "expenses" includes counsel fees, including those for appeal;
(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;
(d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;
(e) The term "agent" includes a volunteer;
(f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and
(g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

Our bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Commission Policy

Insofar as indemnification for liabilities under the Securities Act of 1033 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby. All such expenses will be borne by the Company.

SEC Registration Fee

$___

Selling Commissions and Expenses

Accounting Fees and Expenses

Legal Fees and Expenses

Printing expenses

Miscellaneous

TOTAL

$

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following information is given with regard to unregistered common stock sold by the Company during the past three years, including the dates and amounts of securities sold; the persons to whom we sold the securities; the consideration received in connection with such sales and if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.

Date	Title	Amount	Persons	Cash or non-cash consideration
10/27/00	Common	25,000,000	Robert H. Barron (a)	Founders Shares valued at $.0002 (3)
02/08/02	Common	333,334	Helen M. Barron (b)	Founders Shares valued at $.0002 (3)
12/20/01	Common	1,166,668	Walter Brannock (c)	Founders Shares valued at $.0002 (3)
02/05/01	Common	416,667	Dean Turpin	Founders Shares valued at $.0002 (3)
02/05/01 to 12/07/01	Common	3,944,446	Susan J. Stone (d)	Private Sale to Director at $.825; private sale to pension fund at $.99 and options exercised at $.30
02/05/01	Common	41,667	Anthony Catanese	Services as Director valued at $4,000 (3)
02/05/01	Common	833,334	John Linstroth	Founders Shares valued at $.0002 (3)
02/05/01	Common	8,334	Marilyn Scherf	Private Placement at $1.20 (2)
02/05/01	Common	41,667	The Shepard Family Trust	Private Placement at $1.20 (2)
02/05/01	Common	26,250	Congress Prof. Partners, L.L.P.	Private Placement at $1.20 (2)
02/05/01- 03/16/01	Common	11,667	Ronald J. Pabor	Private Placement at $1.20 (2)
02/05/01- 04/11/01	Common	8,334	B. Oliver & K. Gordon	Private Placement at $1.20 (2)
02/05/01	Common	8,334	S. & J. Hoxter	Private Placement at $1.20 (2)
02/05/01	Common	8,334	G. & R. Holton, Jr.	Private Placement at $1.20 (2)
02/05/01- 12/31/01	Common	16,667	Donald Singer	Private Placement at $1.20 (1)
02/05/01 to 11/21/01	Common	8,334	D. Reynolds & R. Reeg	Private Placement at $1.20 (2)
02/05/01	Common	8,334	Steven Ernstein	Private Placement at $1.20 (2)
02/05/01	Common	8334	John & Judy Tulotta	Private Placement at $1.20
02/05/01	Common	8,334	Richard D. Schuler	Private Placement at $1.20 (1)
02/05/01	Common	16,667	Steve, Michael and Eric Pasin	Private Placement at $1.20 (2)
02/05/01 to 02/08/02	Common	31,385	Jody Tulotta(e)	Services as an employee valued at $5,000 (3) and Private Placement at $1.20 (1) Options exercised at $.30
02/05/01	Common	8,334	R. Thompson & K. Delgado	Private Placement at $1.20 (2)
02/05/01	Common	11,000	B. Younie & P. Moore	Private Placement at $1.20 (2)
02/05/01	Common	12,500	Toni Hollis	Private Placement at $1.20 (2)
02/05/01	Common	16,667	Peter Russo	Private Placement at $1.20 (2)
03/16/01 to 12/31/01	Common	20,833	Ronald Wynne	Private Placement at $1.20 (1)
03/16/01- 04/26/02	Common	11,667	Kevin Landers	Private Placement at $1.20 and $1.50(1)
03/16/01	Common	10,000	D. & W. Potter	Private Placement at $1.20 (1)
03/16/01	Common	166,667	Thomas J. Craft, Jr.	Securities compliance services (4)
03/16/01	Common	166,667	Richard Rubin	Securities compliance services (4)
03/16/01	Common	83,334	Ivo Heiden	Securities compliance services (4)
05/08/02	Common	6,667	Jory Gaier	Private Placement at $1.50
04/30/02	Common	3334	Roman Fisher	Services as a Director valued at $4,000.
04/11/01	Common	8,334	C. J. & P McCutcheon	Private Placement at $1.20 (2)
04/11/01	Common	8,334	Barbara Schwartz	Private Placement at $1.20 (2)
02/05/01- 02/25/02	Common	126,000, 65,876	Robert & Debra Stickler	Services as an employee valued at $3,700 (3) Price Placement at$1.20 and Options exercised at $.30
06/18/01	Common	26,667	Kimberly Klein	Services as an employee, Options exercised at $.30 (3)
06/18/01- 09/20/01	Common	26,667	Juanita Reeg	Private Placement at $1.20 (1)
6/22/01- 01/08/02	Common	62,500	Equitex Trading Ltd.	Private Placement at $1.20 (1)
10/12/01	Common	25,000	Tammy M. Anderson	Private Placement at $1.20 (1)
10/22/01	Common	166,667	M. & K. Frank	Private Placement at $1.20 (1)
07/27/01- 02/5/02	Common	145,833	Lefcourt International	Private Placement at $1.20 (1)
10/08/01	Common	20,000	KPR Associates, Inc.	Services provided valued at $20,000 (3)
11/21/01- 03/12/02	Common	3,334, 3,334	Robert W. Taylor	Private Placement at $1.20 (1) Private Placement at $1.50 (1)
11/21/01	Common	166,667	Todd A Morici	Private Placement at $1.20 (1)
11/21/01	Common	1,667	Ted Taylor	Services Provided valued at $500.
03/11/02	Common	25,000	Jerome Morici	Private Placement at $1.50 (1)
12/31/01	Common	7,605	Jesse Russell	Services provided valued at $9,500 (3)
01/09/02	Common	12,500	Liberty Capital	Private Placement at $1.20 (1)
04/16/02	Common	6,667	David Dubov	Private Placement at $1.50 (1)
03/01/02	Common	16,667	470 Prospect Ave. Investment	Private Placement at $1.50 (1)
03/27/02	Common	66,667	Charles Morin	Private Placement at $1.50 (1)
03/14/02	Common	33,334	L. & K. Vecellio	Private Placement at $1.50 (1)
03/11/02	Common	10,000	Kathryn Gilbert	Private Placement at $1.50 (1)
03/08/02	Common	10,000	Bruce Ravdin	Private Placement at $1.50 (1)
03/11/02	Common	6,667	Ian Creighton	Private Placement at $1.50 (1)
03/07/02	Common	10,000	Robert M. Richter	Private Placement at $1.50 (1)
03/12/02	Common	16,667	J. & C. Fragola	Private Placement at $1.50 (1)
03/07/02	Common	3,334	Robert Naletko	Private Placement at $1.50 (1)
03/12/02	Common	20,000	D. & G. Chirichillo	Private Placement at $1.50 (1)
03/16/01	Common	10,000	D. & W. Potter	Private Placement at $1.20 (1)
03/22/02	Common	33,334	Robert Caruso	Private Placement at $1.50 (1)
03/05/02	Common	20,000	Lisa Kriwinsky	Private Placement at $1.50 (1)
02/22/02	Common	33,334	J. Joseph Grandmaison	Private Placement at $1.50 (1)
03/15/02	Common	43,334	Louis B. Bertoni	Private Placement at $1.50 (1)
03/21/02	Common	50,000	Kenji Higuchi	Private Placement at $1.50 (1)
01/14/02	Common	9,167	Richard A. Guarino	Private Placement at $1.50 (1)
01/16/02	Common	4,500	Tom F. Staudinger	Private Placement at $1.50 (1)
01/14/02- 04/23/02	Common	30,267 13,600	J & I. Staudinger	Private Placement at $1.20 (1) Private Placement at $1.50 (1)
05/06/02	Common	33,334	J.J. & A. Gaier	Private Placement at $1.50 (1)
02/07/02	Common	33,334	Joseph D. Duwan	Private Placement at $1.50 (1)
05/09/02	Common	3,334	Ivan Hoser	Private Placement at $1.50 (1)
02/23/02	Common	6,667	John T. Jenkins	Private Placement at $1.50 (1)
02/19/02	Common	4,834	Nicholas Tselepis	Private Placement at $1.50 (1)
05/03/02	Common	6,667	Charles Petersen	Private Placement at $1.50 (1)
05/09/02	Common	6,667	Thomas Schopler	Private Placement at $1.50 (1)
01/14/02	Common	4,167	Susan T. Rupert	Private Placement at $1.20 (1)
01/14/02	Common	8,334	Noah Tenenbaum	Private Placement at $1.20 (1)
01/14/02	Common	12,500	B. & C. Sziklay	Private Placement at $1.20 (1)
01/14/02	Common	16,667	James Hatch	Services provided valued at $20,000 (3)
01/14/02	Common	400,000	Hatchment Holdings, Inc.	Private Placement at $1.20 (1)
02/08/02	Common	33,334	Joseph C. Duwan	Private Placement at $1.20 (1)
03/11/02	Common	16,667	Alan Partis	Services as an employee valued at $20,000 (3)
02/08/02	Common	33,334	Brent Ravdin	Services as an employee valued at $40,000 (3)
02/08/02	Common	16,667	Mitchell Frank	Services as an employee valued at $20,000 (3)
02/08/02	Common	33,334	Dave Kleinman	Services as an employee valued at $30,000 (3)
02/08/02	Common	1,667	Sonny Blackburn	Services as an employee valued at $1,500 (3)
02/08/02	Common	4,443	June Hotchner	Services as an employee valued at $2,000 (3) and exercised options at $.36
02/08/02- 02/25/02	Common	8,333	Michael Juliano	Services as an employee valued at $5,000 (3)
04/11/01- 02/08/02	Common	48,334	Bo Griffin	Services as an employee valued at $32,600 (3)
02/08/02	Common	1,667	Jeff Brooke	Services as an employee valued at $1,500 (3)
02/08/02	Common	3,334	Tom Lockwick	Services as an employee valued at $2,000 (3)
02/08/02	Common	63,334	Akerman Senterfit, Edison PA	Services valued at $93,000 (3)
02/08/02- 02/05/01	Common	33,334 250,000	Charles Gaspari and G&G Sports, Inc.	Services valued at $35,000 (3)
05/08/02	Common	16,667	Jerald Berkowitz	Services as an employee valued at $20,000 (3)
02/25/02	Common	1,000	Vicki Klein	Services valued at $1,000 (3)
02/25/02	Common	6,667	John T. Jenkins	Private Placement at $1.20 (1)
02/05/01- 11/15/01	Common	333,334	Harley B. Fischel	Founders shares valued at $.0002 (3)
02/05/01- 11/15/01	Common	333,334	Sean M. Labrie	Founders shares valued at $.0002 (3)
02/05/01	Common	250,000	Raymond Sattaur (f)	Services as an employee (3)
02/05/01	Common	125,000	Debbie Hoskin (f)	Services as an employee (3)
02/05/01	Common	125,000	Timothy Johnson	Services as an employee valued at $1,200 (3)
02/05/01- 07/07/01	Common	125,000	Richard Backora	Services as an employee valued at $1,500 (3)
02/05/01	Common	14,334	John Balch	Services valued at $700 (3)
02/05/01	Common	11,001	Gregory Reynolds	Services valued at $550 (3)
02/05/01	Common	8,334	Darin C. Harris	Services valued at $400 (3)
02/05/01	Common	1,667	Jason Desilva	Services valued at $100 (3)
02/05/01	Common	1,667	Jonathon Younie	Services valued at $100 (3)
02/05/01	Common	8,334	Shawn Camp	Services valued at $400 (3)
02/05/01	Common	8,334	Heather Benjamin	Services as an employee valued at $400 (3)

(a) Robert H. Barron, Founder, CEO, President and Chairman of the Board were issued 25,000,000 Shares as a founder. He gifted 4,783,334 Shares to immediate family members and other accredited investors for no consideration. He also sold 200,000 shares to accredited investors in a private sale for $1.20 per share. The Company believes that these transactions were exempt from registration pursuant to Section 4 (2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The donee in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All donees either received adequate information about the Company or had access through relationships to such information.

(b) Helen M. Barron is the wife of Robert H. Barron. Mr. Barron disclaims beneficial ownership of these Shares.
(c) Includes 203,334 Shares owned of record and beneficially by Walter Brannock and his wife and 833,334 shares owned of record and beneficially by Chandler Marie, LLC, of which Mr. Brannock owns 50%. Mr. Brannock also gifted 130,000 Shares from his original founders Shares to immediate family members and other accredited investors for no consideration. The Company believes that these transactions were exempt from registration pursuant to Section 4 (2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The donee in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All donees either received adequate information about the Company or had access through relationships to such information.
(d) Mrs. Stone is a director of the Company. Mrs. Stone purchased 3,333,334 Shares individually at $.825, adjusted for the June 1, 2002, recapitalization. Mrs. Stone exercised options to purchase 133,334 Shares at $.30 per Share. Mrs. Stone’s husband, Dan Stone, was granted options to purchase 200,000 Shares which were exercised at $.30 per Share. 277,778 Shares were purchased by D. Stone Industries pension fund at $.99 per share. D. Stone Industries Pension Fund is controlled by Mr. Stone, but Mrs. Stone is the administrator of the pension fund. Mrs. Stone disclaims beneficial ownership of the pension fund or the Shares owned by Dan Stone individually. In addition, Mrs. and Mr. Stone are "accredited investors" (as that term is defined in Rule 501(a)(3) promulgated under the Act).
(e) Judy Tulotta is an employee of the Company and was issued 8,334 Shares for services provided. 23,051 Shares purchased of which 8,334 was purchased in a Private Placement at $1.20 and 14,717 was purchased by exercising options at $.30.
(d) Includes 26,667 Shares acquired upon exercise of an option. Vicki Klein, an employee, was granted the options and the Shares underlying this option were jointly owned by Vicki Klein and here daughter, Kimberly Klein. Vicki Klein gifted the 26,667 Shares to her daughter Kimberly Klein. Mrs. Klein also was granted 9,334 options for services provided.
(f) The Company believes that these Shares issued to former employees are subject to cancellation. See the discussion regarding these former employees under "Legal Proceedings" above.
(1) The Company believes that these transactions were exempt from registration pursuant to Section 4 (2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All recipients either received adequate information about the Company or had access through relationships to such information. In addition, the purchasers were "accredited investors" (as that term is defined in Rule 501(a)(3) promulgated under the Act). As a result of our one-for three share recapitalization effective June 1, 2002, the adjusted price of the private placement at $.40 per Share was $1.20 per Share. The number of Shares in the table above reflects the recapitalization.
(2) The Company believes that these transactions were exempt from registration pursuant to Section 4 (2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All recipients either received adequate information about the Company or had access through relationships to such information. As a result of our one-for three share recapitalization effective June 1, 2002, the adjusted price of the private placement at $.50 per Share was $1.50 per Share. The number of Shares in the table above reflects the recapitalization.
(3) The Company believes that Shares issued for services at the values provided above were validly issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. All of the recipients were either: (a) accredited investors due to their position with the Company as officers, directors or key employees; (b) sophisticated persons with specific knowledge of the Company and with general expertise in financial and business matters that they were able to evaluate the merits and risks associated with acceptance of Shares for services.
(4) The Company believes that Shares issued to these individuals pursuant to a Securities Compliance Services Agreement between the Company and CR Capital Services were for bona fide securities compliance services and the Shares were validly issued pursuant to an exemption from registration pursuant to Rule 701 and Section 4(2) promulgated under the Act. The agreement between the Company and CR Capital Services valued the services at $100,000. The individuals who were issued the Shares are accredited investors and are sophisticated persons with specific knowledge of the Company and with general expertise in financial and business matters that they were able to evaluate the merits and risks associated with acceptance of Shares for services.

ITEM 27. EXHIBITS.

Certain of the following exhibits are filed as part of this Registration Statement. The following are filed as exhibits to this Registration Statement:

EXHIBIT NO.	DESCRIPTION	Page No.
3 (i)	Articles of Incorporation as amended	98
3 (ii)	By-laws	106
10 (i)	Employment Agreement with Robert H. Barron, CEO, President and Chairman	113
23	Consent of Accountants	119

ITEM 28. UNDERTAKINGS.

The Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.
(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the day of June, 2002.

SECURIT-E-DOC, INC.

By: /s/ Robert H. Barron

Robert H. Barron

Title: President, Chief Executive Officer and Chairman

Date: June 7, 2002

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert H. Barron	CEO, President and Chairman	June 7, 2002.
/s/ Walter Brannock	Director	June 7, 2002.